UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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HALLIBURTON COMPANY

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HALLIBURTON

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

2019 PROXY STATEMENT

TEAM HALLIBURTON
HALLIBURTON

To Our Valued Shareholders:

April 2, 2019

Jeffrey A. Miller Chairman of the Board, President and Chief Executive Officer

“We will be disciplined in our capital spending and focused on optimizing cash flow from our operations, while continuing to support our business, developing differentiating technologies, and selectively investing to grow our product and services portfolio.”

On behalf of our Board of Directors, we are pleased to invite you to attend the Halliburton Company Annual Meeting of Shareholders. The meeting will be held at the Halliburton Life Center Auditorium, 3000 N. Sam Houston Parkway East, Houston, Texas 77032, on Wednesday, May 15, 2019, at 9 a.m. Central Daylight Time.

In 2018, Halliburton capitalized on the market rebound in North America and the emerging international recovery to once again deliver superior growth and returns. We are pleased with Halliburton’s accomplishments for the year and the progress we made in maintaining our leading position in a tough, fiercely competitive market. Thanks to the exceptional performance and commitment of our more than 60,000 employees, we continue to develop new differentiating technologies and improve overall service quality. Our consistent focus on executing for superior results best positions Halliburton to help our customers maximize their asset value and to deliver industry-leading returns to our shareholders.

Turning to 2019, we celebrate our 100th anniversary with a clear sense of purpose: to help our customers satisfy the world’s need for the affordable, reliable energy provided by oil and gas – effectively and efficiently, safely and ethically, minimizing environmental impact, and generating leading returns for our shareholders. We will be disciplined in our capital spending and focused on optimizing cash flow from our operations, while continuing to support our business, developing differentiating technologies, and selectively investing to grow our product and services portfolio. As we have proven over the years and demonstrated again in 2018, our technology, our people, our customer alignment, and our financial discipline position us to thrive in any market condition and to deliver leading returns for our shareholders.

Please refer to the proxy statement for detailed information on the proposals presented this year.

Your vote and the representation of your shares are very important. We encourage you to review the proxy materials and hope you will vote as soon as possible. If you attend the meeting, you may vote in person even if you have previously voted.

Thank you for your ongoing support of and continued interest in Halliburton. We look forward to seeing you at our Annual Meeting.

Sincerely,

Jeffrey A. Miller

Chairman of the Board,

President and Chief Executive Officer

www.halliburton.com	HALLIBURTON | 2019 Proxy Statement ii

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Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Eligibility to Vote (page 1)

You can vote if you were a shareholder of record at the close of business on March 18, 2019.

How to Cast Your Vote (page 1)

You can vote by any of the following methods:

INTERNET www.proxyvote.com until 11:59 p.m. Eastern Daylight Time on May 14, 2019	BY TELEPHONE until 11:59 p.m. Eastern Daylight Time on May 14, 2019	BY MAIL Completing, signing, and returning your proxy or voting instruction card before May 15, 2019

IN PERSON
at the annual meeting: If you are a shareholder of record, we have a record of your ownership. If your shares are held in the name of a broker, nominee, or other intermediary, you must bring proof of ownership with you to the meeting. Attendees will be asked to present valid picture identification, such as a driver’s license or passport.

Selection of Principal Independent Public Accountants (page 20)

During the year ended December 31, 2018, KPMG LLP served as our principal independent public accountants and provided certain tax and other services to us. Representatives of KPMG are expected to be present at the Annual Meeting and be available to respond to appropriate questions from shareholders.

As a matter of good corporate governance, we are requesting our shareholders to ratify the selection of KPMG LLP as our principal independent public accountants for the year ending December 31, 2019.

HALLIBURTON | 2019 Proxy Statement iii

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Voting Matters (pages 10, 20, 23, and 56)

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR Each Nominee	10
Ratification of Selection of Principal Independent Public Accountants	FOR	20
Advisory Approval of Executive Compensation	FOR	23
Proposal to Amend and Restate the Halliburton Company Stock and Incentive Plan	FOR	56

Governance of the Company (page 2)

Corporate Governance

•	Corporate Governance Guidelines and Committee Charters

•	Code of Business Conduct

•	Related Persons Transactions Policy

The Board of Directors and Standing Committees of Directors

•	Board Leadership

•	Board and Committee Risk Oversight

•	Independent Committees

•	Members of the Committees of Our Board of Directors

•	Board Attendance

•	Evaluation of Board and Director Performance

•	Shareholder Nominations of Directors

•	Qualifications of Directors

•	Process for the Selection of New Directors

•	Communication to the Board

Success for Halliburton and our shareholders and customers results from adherence to our core values.

www.halliburton.com	HALLIBURTON | 2019 Proxy Statement iv

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Board Nominees (pages 11-13)

Abdulaziz F. Al Khayyal Retired Senior Vice President, Industrial Relations, Saudi Aramco Age: 65 Director since 2014 INDEPENDENT Committees:	William E. Albrecht Non-Executive Chairman of the Board of California Resources Corporation Age: 67 Director since 2016 INDEPENDENT Committees:	M. Katherine Banks Vice Chancellor of Engineering and National Laboratories, The Texas A&M University System Age: 59 Director since 2019 INDEPENDENT Committees: TBD	Alan M. Bennett Retired President and CEO of H&R Block, Inc. Age: 68 Director since 2006 INDEPENDENT Committees:

Milton Carroll Executive Chairman of the Board of CenterPoint Energy, Inc. Age: 68 Director since 2006 INDEPENDENT Committees:	Nance K. Dicciani Non-Executive Chair of the Board of AgroFresh Solutions, Inc. Age: 71 Director since 2009 INDEPENDENT Committees:	Murry S. Gerber Retired Executive Chairman of the Board of EQT Corporation Age: 66 Director since 2012 INDEPENDENT Committees:

Patricia Hemingway Hall Retired President and Chief Executive Officer of Health Care Services Corporation Age: 66 Director since 2019 INDEPENDENT Committees: TBD	Robert A. Malone Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc. Age: 67 Director since 2009 INDEPENDENT Committees:	Jeffrey A. Miller Chairman of the Board, President and CEO of Halliburton Age: 55 Director since 2014 NOT INDEPENDENT Committees: None

 Chair  Audit  Compensation  Health, Safety and Environment  Nominating and Corporate Governance
TBD - Dr. Banks and Ms. Hemingway Hall will be appointed to Committees in May 2019.

HALLIBURTON | 2019 Proxy Statement v

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2018 Overview

Our business further strengthened in 2018 as we continued to build for a longer industry recovery. The industry experienced headwinds in North America during the latter half of the year as a result of offtake capacity constraints and customer budget limitations, but we believe these issues are temporary in nature. We successfully maintained our global market share in 2018, which was accomplished by our investments in strategic growth areas and by competing in key markets as we continue to align our business with customers in the fastest growing market segments. We continue to collaborate and engineer solutions to maximize asset value for our customers and to maximize returns for our shareholders.

We are well prepared for the current market environment in order to deliver leading returns for our shareholders. As we have proven over the years and demonstrated in 2018, our differentiating technology, our people, our customer alignment, and our financial discipline position us well to thrive in any market condition. During the 2018 performance year, we delivered the following results:

•	We generated $24.0 billion of total company revenue, a 16% increase from 2017, with improvements across all of our product service lines globally. Additionally, our total company operating income was $2.5 billion during 2018. These results and improvements were primarily attributed to pressure pumping services, drilling activity, and artificial lift in North America, as well as drilling activity in the Eastern Hemisphere.

•	In our Completion and Production division, we capitalized on the market recovery in North America, delivering total year revenue growth of 22% and operating income growth of 40% year-over-year.

•	Our Drilling and Evaluation division delivered 6% revenue and 3% operating income improvement year-over-year, reflecting the emerging recovery in the international markets.

•	We continued our focus on delivering strong cash flow and returning capital to shareholders. We generated approximately $3.2 billion in operating cash flow, retired $400 million in debt, and returned over $1 billion to our shareholders through share repurchases and dividends.

•	We delivered TSR over the three-, five-, and ten-year period ending December 31, 2018, that exceeded the TSR of the Oilfield Services Index (OSX), our direct peers, and our performance peer group.

We delivered superior ROCE performance over the one-, three-, and five-year period ending December 31, 2018, relative to the OSX, our direct peers, and our performance peer group. The details are depicted in the chart below:

www.halliburton.com	HALLIBURTON | 2019 Proxy Statement vi

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Named Executive Officers (page 24)

For 2018, our NEOs were:

Name	Age	Occupation
Jeffrey A. Miller	55	Chairman, President and Chief Executive Officer
Lance Loeffler	42	Executive Vice President and Chief Financial Officer
James S. Brown	64	Former President - Western Hemisphere
Joe D. Rainey	62	President - Eastern Hemisphere
David J. Lesar	65	Former Executive Chairman of the Board
Christopher T. Weber	46	Former Executive Vice President and Chief Financial Officer

Executive Compensation (pages 23-55)

Objectives (page 29)

Our executive compensation program is composed of base salary, a short-term incentive, and long-term incentives and is designed to achieve the following objectives:

•	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;

•	Target market competitive pay levels with a comparator peer group;

•	Emphasize operating performance drivers;

•	Link executive pay to measures that drive shareholder value;

•	Support our business strategies; and

•	Maximize the return on our human resource investment.

2018 Executive Total Compensation Mix (page 30)

(1)	Reflects the compensation mix of Messrs. Brown and Rainey. The other NEOs were not included because Mr. Lesar retired and Messrs. Loeffler and Weber were not in their respective roles for the entire year.

HALLIBURTON | 2019 Proxy Statement vii

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Notice of Annual Meeting
of Shareholders to be held
May 15, 2019

April 2, 2019

Halliburton Company, a Delaware corporation, will hold its Annual Meeting of Shareholders on Wednesday, May 15, 2019, at 9:00 a.m. Central Daylight Time at its corporate office at 3000 N. Sam Houston Parkway East, Life Center - Auditorium, Houston, Texas 77032.

At the meeting, the shareholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

1.	To elect the ten nominees named in the attached proxy statement as Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.
2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for the year ending December 31, 2019.
3.	To consider and act upon advisory approval of our executive compensation.
4.	To consider and act upon a proposal to amend and restate the Halliburton Company Stock and Incentive Plan.
5.	To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set the close of business on March 18, 2019, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

Internet Availability of Proxy Materials

On or about April 2, 2019, we mailed our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2019 proxy statement and 2018 Annual Report on Form 10-K and how to vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire. If you received your annual materials via e-mail, the e-mail contains voting instructions and links to the proxy statement and Form 10-K on the Internet.

If You Plan to Attend

Attendance at the meeting is limited to shareholders and one guest each. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin at 9:00 a.m. Each shareholder holding stock in a brokerage account will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Please note that you will be asked to present valid picture identification, such as a driver’s license or passport.

By order of the Board of Directors,

Robb L. Voyles

Executive Vice President, Secretary and General Counsel

You are urged to vote your shares as promptly as possible by following the voting instructions in the Notice of Internet Availability of Proxy Materials.

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General Information

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Halliburton Company of proxies to be voted at our 2019 Annual Meeting of Shareholders and at any adjournment or postponement of the meeting. By executing and returning the enclosed proxy, by following the enclosed voting instructions, or by voting via the Internet or by telephone, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.

The Notice of Internet Availability of Proxy Materials is being sent to shareholders on or about April 2, 2019. Our Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2018, accompanies this proxy statement. The Annual Report on Form 10-K shall not be considered as a part of the proxy solicitation materials or as having been incorporated by reference.

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting and each may be accompanied by one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. and the Annual Meeting will begin at 9:00 a.m. Please note that we will ask you to present valid picture identification, such as a driver’s license or passport, when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

You may not bring cameras, recording equipment, electronic devices, large bags, briefcases, or packages into the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present, you can only vote your shares if you have voted via the Internet, by telephone, or returned a properly executed proxy; in these cases, your shares will be voted as you specify. If you return a properly executed proxy and do not specify a vote, your shares will be voted in accordance with the recommendations of the Board. You may revoke the authorization given in your proxy at any time before the shares are voted at the Annual Meeting.

The record date for determination of the shareholders entitled to vote at the Annual Meeting is the close of business on March 18, 2019. Our common stock, par value $2.50 per share, is our only class of capital stock that is outstanding. As of March 18, 2019, there were 872,764,135 shares of our stock outstanding. Each outstanding share of common stock is entitled to one vote on each matter submitted to the shareholders for a vote at the Annual Meeting. We will keep a complete list of shareholders entitled to vote at our principal executive office for ten days before and will have the list available at the Annual Meeting. Our principal executive office is located at 3000 N. Sam Houston Parkway East, Administration Building, Houston, Texas 77032.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the shareholders. Shares for which a shareholder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and, except as set forth below, will have the effect of a vote against the matter.

Each Director shall be elected by the vote of the majority of the votes cast by holders of shares represented in person or by proxy and entitled to vote in the election of Directors, provided that if the number of nominees exceeds the number of Directors to be elected and all shareholder-proposed nominees have not been withdrawn before the tenth (10th) day preceding the day we mail the Notice of Internet Availability of Proxy Materials to shareholders for the Annual Meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director; we will not count abstentions. As a condition to being nominated by the Board for continued service as a Director, each Director nominee has signed and delivered to the Board an irrevocable letter of resignation limited to and conditioned on that Director failing to achieve a majority of the votes cast at an election where Directors are elected by majority vote. For any Director nominee who fails to be elected by a majority of votes cast, where Directors are elected by majority vote, his or her irrevocable letter of resignation will be deemed tendered on the date the election results are certified. Such resignation shall only be effective upon acceptance by the Board.

The election inspectors will treat broker non-vote shares, which are shares held in street name that cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not have any effect on that matter. A broker may be entitled to vote those shares on other matters.

In accordance with our confidential voting policy, no particular shareholder’s vote will be disclosed to our officers, Directors, or employees, except:

•	as necessary to meet legal requirements and to assert claims for and defend claims against us;
•	when disclosure is voluntarily made or requested by the shareholder;
•	when the shareholder writes comments on the proxy card; or
•	in the event of a proxy solicitation not approved and recommended by the Board.

The proxy solicitor, the election inspectors, and the tabulators of all proxies, ballots, and voting tabulations are independent and are not our employees.

HALLIBURTON | 2019 Proxy Statement 1

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Corporate Governance

Corporate Governance Guidelines and Committee Charters

Our Board has long maintained a formal statement of its responsibilities and corporate governance guidelines to ensure effective governance in all areas of its responsibilities. Our Corporate Governance Guidelines, which were revised in December 2018, are available on our website at www.halliburton.com by clicking on the tab “About Us”, and then the “Corporate Governance” link. The guidelines are reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to corporate governance, including the operation of the Board.

In order for our shareholders to understand how the Board conducts its affairs in all areas of its responsibility, the full text of the charters of our Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees are also available on our website.

Except to the extent expressly stated otherwise, information contained on or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this proxy statement.

Code of Business Conduct

Our Code of Business Conduct, which applies to all of our employees and Directors and serves as the code of ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions, is available on our website. Any waivers to our Code of Business Conduct for our Directors or executive officers can only be made by our Audit Committee. There were no waivers of the Code of Business Conduct in 2018.

Related Persons Transactions Policy

Our Board has adopted a written policy governing related persons transactions as part of the Board’s commitment to good governance and independent oversight. The policy covers transactions involving any of our Directors, executive officers, nominees for Director, greater than 5% shareholders, or any of their immediate family members, among others.

The types of transactions covered by this policy are transactions, arrangements, or relationships, or any series of similar transactions, arrangements, or relationships, including any indebtedness or guarantee of indebtedness, in which (1) we or any of our subsidiaries were or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has, or will have a direct or indirect material interest.

Under the policy, we generally only enter into or ratify related persons transactions when the Board determines such transactions are in our best interests and the best interests of our shareholders. In determining whether to approve or ratify a related persons transaction, the Board will consider the following factors and other factors it deems appropriate:

•	whether the related persons transaction is on terms comparable to terms generally available with an unaffiliated third party under the same or similar circumstances;
•	the benefits of the transaction to us;
•	the extent of the related person’s interest in the transaction; and
•	whether there are alternative sources for the subject matter of the transaction.

www.halliburton.com	HALLIBURTON | 2019 Proxy Statement 2

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The Board of Directors and Standing Committees of Directors

The Board has standing Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees. Each standing Committee is comprised of Directors who, in the business judgment of the Board, are independent, after considering all relevant facts and circumstances, including the independence standards set forth in our Corporate Governance Guidelines.

Our independence standards meet New York Stock Exchange, or NYSE, independence requirements. Our independence standards and compliance with those standards are periodically reviewed by the Nominating and Corporate Governance Committee. There were no relevant transactions, relationships, or arrangements not disclosed in this proxy statement that were considered by the Board in making its determination as to the independence of the Directors.

Board Leadership

Our Board believes that it is important to maintain flexibility to determine the appropriate leadership of the Board and whether the roles of Chairman and Chief Executive Officer should be combined or separate. Our Corporate Governance Guidelines provide that the Board consider annually whether it is appropriate for the same individual to fill both of those roles. When making that determination, the Board considers issues such as industry and financial expertise, in-depth knowledge of Halliburton and its business, and succession planning. At its latest annual review, the Board decided that a combined leadership role would currently best serve the needs of the Company and its shareholders. On January 1, 2019, the Board appointed Jeffrey A. Miller, our President and Chief Executive Officer, as Chairman.

Robert A. Malone is our Lead Independent Director. The Lead Independent Director’s role and responsibilities are set forth in the Lead Independent Director Charter adopted by the Board. These include serving as a liaison between the independent Directors and the Chairman; approving agendas for Board meetings; presiding over meetings and executive sessions of the independent Directors; and leading the Board’s annual evaluation of the CEO. Our Lead Independent Director Charter is available on our website at www.halliburton.com. With the exception of Mr. Miller, the Board is composed of independent Directors.

HALLIBURTON | 2019 Proxy Statement 3

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Board and Committee Risk Oversight

We have implemented an Enterprise Risk Management (ERM) program to identify and analyze enterprise-level risks and their potential impact on our business. The objectives of our ERM program are to:

•	increase the probability of achieving higher returns on capital and reducing cash flow volatility by identifying:
• current and developing risks; and
• significant controls and potential gaps related to identified risks;
•	ensure that our key risks are being effectively managed; and
•	assess whether our compensation policies are reasonably likely to have a materially adverse effect on us.

Our internal processes to identify and manage risks include our Code of Business Conduct, extensive policies and business practices, our financial controls, Internal Assurance Services audits of our internal controls and health, safety, environment, and service quality, the activities of the Ethics & Compliance group of the Law Department, and our ERM program.

The Board provides oversight of the ERM program. The Audit Committee receives an annual ERM report on risk assessment and risk management in which risks are identified and assigned a significance rating based on potential consequences of the risk and the likelihood of occurrence.

Our Chief Executive Officer, who is primarily responsible for managing our day-to-day business, is ultimately responsible to the Board for all risk categories. Our executive officers are assigned responsibility for the various risk categories. The Board has delegated to its Committees the responsibility to monitor certain risks and receives regular updates on those risks. Certain risks monitored by each Committee are shown below.

Independent Committees

The Board believes that it has a strong governance structure in place to ensure independent oversight on behalf of all shareholders. All standing Committees of the Board are comprised solely of independent Directors. We have established processes for the effective oversight of critical issues entrusted to independent Directors, such as:

•	the integrity of our financial statements;
•	CEO and senior management compensation;
•	CEO and senior management succession planning;
•	the election of our Lead Independent Director;
•	membership of our independent Committees;
•	Board, Committee, and Director evaluations; and
•	nominations of Directors.

www.halliburton.com	HALLIBURTON | 2019 Proxy Statement 4

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Members of the Committees of Our Board of Directors

Audit Committee	Compensation Committee	Health, Safety and Environment Committee	Nominating and Corporate Governance Committee
Alan M. Bennett*	William E. Albrecht	Abdulaziz F. Al Khayyal	Abdulaziz F. Al Khayyal
James R. Boyd	James R. Boyd*#	William E. Albrecht	Alan M. Bennett
Nance K. Dicciani	Milton Carroll	Nance K. Dicciani*	Milton Carroll*
Murry S. Gerber	Murry S. Gerber		Robert A. Malone
Robert A. Malone
*	Chair
#	Mr. Boyd is retiring from the Board on May 15, 2019. The Board will appoint a new Chair for the Compensation Committee in May 2019.

Audit Committee

2018 Meetings	Committee Members	Responsibilities
9	Alan M. Bennett (Chair) James R. Boyd Nance K. Dicciani Murry S. Gerber

•   Recommending to the Board the appointment of the independent public accountants to audit our financial statements (the principal independent public accountants);

•   Together with the Board, being responsible for the appointment, compensation, retention, oversight of the work, and evaluation of the principal independent public accountants;

•   Reviewing the scope of the principal independent public accountants’ examination;

•   Reviewing the scope of activities of Internal Assurance Services;

•   Reviewing our financial statements and our significant financial policies and accounting systems and controls; and

•   Approving the services to be performed by the principal independent public accountants.

The Board has determined that Alan M. Bennett, James R. Boyd, Nance K. Dicciani, and Murry S. Gerber are independent under our Corporate Governance Guidelines and are “audit committee financial experts” as defined by the Securities and Exchange Commission, or SEC. A copy of the Audit Committee Charter is available on our website at www.halliburton.com.

Compensation Committee

2018 Meetings	Committee Members	Responsibilities
4	William E. Albrecht James R. Boyd (Chair) Milton Carroll Murry S. Gerber Robert A. Malone

•   Developing an overall executive compensation philosophy and strategy;

•   Overseeing the effectiveness of our compensation program in attracting, retaining, and motivating key employees;

•   Utilizing our compensation program to reinforce business strategies and objectives to enhance shareholder value;

•   Administering our compensation program, including our incentive plans, in a fair and equitable manner consistent with established policies and guidelines; and

•   Performing additional roles and activities with respect to executive compensation as described under Compensation Discussion and Analysis.

A copy of the Compensation Committee Charter is available on our website at www.halliburton.com.

HALLIBURTON | 2019 Proxy Statement 5

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Health, Safety and Environment Committee

2018 Meetings	Committee Members	Responsibilities
5	Abdulaziz F. Al Khayyal William E. Albrecht Nance K. Dicciani (Chair)

•   Reviewing and assessing our health, safety, environmental, and sustainable development policies and practices;

•   Overseeing the communication, implementation, and compliance with these policies, as well as applicable goals and legal requirements; and

•   Assisting the Board with oversight of our risk-management processes relating to health, safety, the environment, and sustainability.

A copy of our Health, Safety and Environment Committee Charter is available on our website at www.halliburton.com.

Nominating and Corporate Governance Committee

2018 Meetings	Committee Members	Responsibilities
4	Abdulaziz F. Al Khayyal Alan M. Bennett Milton Carroll (Chair) Robert A. Malone

•   Reviewing and recommending revisions to our Corporate Governance Guidelines;

•   Overseeing our Director self-evaluation process and performance reviews;

•   Identifying and screening candidates for Board and Committee membership;

•   Reviewing the overall composition profile of the Board for the appropriate mix of skills, characteristics, experience, and expertise; and

•   Reviewing and making recommendations on Director compensation.

A copy of our Nominating and Corporate Governance Committee Charter is available on our website at www.halliburton.com.

Board Attendance

During 2018, the Board held 6 meetings and met in Executive Session, without management present, on 5 occasions.

Committee meetings were held as follows:

Audit Committee	9
Compensation Committee	4
Health, Safety and Environment Committee	5
Nominating and Corporate Governance Committee	4

Eight members of the Board attended 100% of the total number of meetings of the Board and the Committees on which he or she served during 2018 and all members of the Board attended at least 83% of those meetings.

All of our Directors attended the 2018 Annual Meeting, as required by our Corporate Governance Guidelines.

www.halliburton.com	HALLIBURTON | 2019 Proxy Statement 6

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Evaluation of Board and Director Performance

The Board believes that a rigorous evaluation process is an essential component of strong corporate governance practices. The Nominating and Corporate Governance Committee annually conducts a three-part evaluation process to evaluate Board effectiveness and aid in succession planning. This process consists of a full Board evaluation, Committee evaluations, and individual Director evaluations. The evaluations, which are distributed and obtained through a third party platform, seek feedback on Board and Committee performance, processes, effectiveness, and opportunities for improvement. The results of the evaluations are reviewed and discussed with the Board, its Committees, and each individual Director.

As part of the annual process, each Director also completes a skill set survey. The Board uses the survey responses to evaluate the experience and expertise of existing Directors and to identify the skills and characteristics of future Director candidates to achieve and maintain an optimum mix of skills and characteristics.

PROCESS IS INITIATED

The Nominating and Corporate Governance Committee reviews and approves the process to evaluate the performance of the Board of Directors, its four standing Committees (Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance), and each individual Director. The Committee also approves a skill set survey.

Questionnaires are distributed through a third party web-based platform. This process encourages candid responses from our Directors and promotes productive discussions.

EVALUATION

Each Director completes written questionnaires that are designed to gather suggestions to improve Board, Committee, and Director performance and effectiveness and to identify opportunities for improvement. The questionnaires solicit feedback on a range of issues, including:

- Board operations
- succession planning
- Committee composition, processes, and responsibilities
- information flow from management
- overall Board dynamics
- Director preparation, participation, and contribution
- alignment of skills and characteristics to business needs and strategy
- leadership
- agenda topics

ANALYSIS

Completed questionnaires are analyzed and summarized by the chair of the Nominating and Corporate Governance Committee. A skill set matrix is created from the survey responses.

PRESENTATION OF FINDINGS

The chair of the Nominating and Corporate Governance Committee reviews the results of the evaluations with the full Board and each Committee to determine whether changes are needed to their structure or processes. Discussions are held with individual Directors by the chair of the Nominating and Corporate Governance Committee or the Lead Director, as necessary. The completed skill set matrix is considered in identifying those skills and characteristics suitable for future Director candidates.

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Shareholder Nominations of Directors

Our By-laws provide that shareholders may nominate persons for election to the Board at a meeting of shareholders. In September 2016, our Board of Directors amended our By-laws to implement proxy access.

Shareholder nominations require written notice to the Corporate Secretary at the address of our principal executive offices set forth on page 1 of this proxy statement, and for the Annual Meeting of Shareholders in 2020, must be received not less than 90 days nor more than 120 days prior to the anniversary date of the 2019 Annual Meeting of Shareholders, or no later than February 15, 2020, and no earlier than January 16, 2020. The shareholder notice must contain, among other things, certain information relating to the shareholder and the proposed nominee as described in our By-laws. In addition, the proposed nominee may be required to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a Director.

The proxy access provision permits up to 20 shareholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials for a meeting of shareholders up to two directors or 20% of the Board, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-laws.

Our By-laws further provide that if a shareholder owning at least 1% of our issued and outstanding common stock continuously for at least one year as of the date the written notice of the nomination is submitted to us proposes a nominee not submitted under the proxy access provision, our Corporate Secretary will (i) obtain from such nominee any additional relevant information the nominee wishes to provide in consideration of his or her nomination, (ii) report on each such nominee to the Nominating and Corporate Governance Committee, and (iii) facilitate having each such nominee meet with the Nominating and Corporate Governance Committee as the Committee deems appropriate.

Qualifications of Directors

Candidates nominated for election or reelection to the Board should possess the following qualifications:

•	Personal characteristics:

•	high personal and professional ethics, integrity, and values;

•	an inquiring and independent mind; and

•	practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, government, education, or technology;

•	Expertise that is useful to us and complementary to the background and experience of other Board members, so that an optimum balance of experience and expertise of members of the Board can be achieved and maintained;

•	Willingness to devote the required amount of time to carry out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board for several years to develop knowledge about our business;

•	Willingness to represent the best interests of all of our shareholders and objectively evaluate management performance; and

•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to us and our shareholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members and periodically reviews and updates the criteria. In selecting Director nominees, the Board considers the personal characteristics, experience, and other criteria as set forth in our Corporate Governance Guidelines, as well as our specific needs and the needs of our Board at the time.

We value all types of diversity, including diversity of our Board. In evaluating the overall qualifications of a potential nominee, the Committee and Board take into account overall Board diversity in personal background, race, gender, age, and nationality.

Process for the Selection of New Directors

The Board is responsible for filling vacancies on the Board and ensuring regular refreshment of the Board. Our Corporate Governance Guidelines provide that each non-management Director shall retire from the Board immediately prior to the annual meeting of shareholders following his or her seventy-second (72nd) birthday. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending candidates to the Board for approval. The Nominating and Corporate Governance Committee will consider candidates for Board membership recommended by Board members, our management, and shareholders. The Committee may also retain an independent executive search firm to identify candidates for consideration and to gather additional information about the candidate’s background, experience, and reputation. A shareholder who wishes to recommend a candidate should notify our Corporate Secretary.

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The Nominating and Corporate Governance Committee, in consultation with the Board, will determine the specific criteria for a new Director candidate. After the Nominating and Corporate Governance Committee identifies a candidate, the Committee will determine the appropriate method to evaluate the candidate. The preliminary determination regarding a candidate is based on the likelihood that the candidate will meet the Board membership criteria listed in our Corporate Governance Guidelines. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered. If a candidate warrants additional consideration, the Committee and others, as appropriate, will interview the candidate. Once the evaluation and interviews are completed, the Committee will recommend to the Board whether the candidate should be appointed to the Board or proposed for election by shareholders and the Board will act on such recommendation.

Communication to the Board

To foster better communication from our shareholders and other interested persons, we maintain a process for shareholders and others to communicate with the Audit Committee and the Board. The process has been approved by both the Audit Committee and the Board and meets the requirements of the NYSE and the SEC. The methods of communication with the Board include telephone, mail, and e-mail.

888.312.2692 or 770.613.6348	Board of Directors c/o Director of Business Conduct Halliburton Company P.O. Box 42806 Houston, Texas 77242-2806 USA	BoardofDirectors@halliburton.com

Our Director of Business Conduct, an employee, reviews all communications directed to the Audit Committee and the Board. The Chairman of the Audit Committee is promptly notified of any substantive communication involving accounting, internal accounting controls, or auditing matters. The Lead Independent Director is promptly notified of any other significant communication, and any Board-related matters which are addressed to a named Director are promptly sent to that Director. Copies of all communications are available for review by any Director. Some communications, such as advertisements, business solicitations, junk mail, resumes, and any communication that is overly hostile, threatening, or illegal, will not be forwarded to the Board. Communications may be made anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:

•	required or advisable in connection with any governmental investigation or report;

•	in the interests of Halliburton, consistent with the goals of our Code of Business Conduct; or

•	required or advisable in our legal defense of a matter.

Information regarding these methods of communication is also on our website at www.halliburton.com.

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Proposal No. 1	Election of Directors

In considering whether a current Director should be nominated for election as a Director, the Nominating and Corporate Governance Committee and the Board considered, among other matters, the expertise and experience of the Director, the annual performance evaluation of the Director, the Director’s attendance at, preparation for, and engagement in Board and Committee meetings, the diversity of the Board, the tenure of the Director, and the overall distribution of tenure among Directors to ensure sufficient experience with the company’s operations, performance, and technology and the cycles of the industry. A summary of the qualifications and experience of our non-management Directors is provided in the table below.

AFTER CONSULTATION WITH THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

The ten nominees are all current Directors. If any nominee is unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board. If a suitable substitute is not available, the Board will reduce the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected. The Directors elected will serve for the ensuing year and until their successors are elected and qualify.

NON-MANAGEMENT DIRECTOR QUALIFICATIONS AND EXPERIENCE

TENURE
Year Elected	2014	2016	2019	2006	2006	2009	2012	2019	2009
Mandatory Retirement	2026	2024	2032	2023	2023	2020	2025	2024	2024

GENERAL
Independence	•	•	•	•	•	•	•	•	•
Diversity	•		•		•	•		•
Board or Board Committee Leadership	•	•	•	•	•	•	•	•	•
Public Company Experience	•	•		•	•	•	•	•	•
Private Company Experience	•	•	•		•		•	•	•
Not-for-Profit Experience	•	•		•	•	•	•	•	•
Government Experience					•				•
Academia			•	•	•	•
Community Leadership/Philanthropic	•	•		•	•		•	•	•

DECISION-MAKING EXPERIENCE AT EXECUTIVE LEVEL OR OTHER SUBSTANTIAL EXPERIENCE
Energy Industry	A	A	B	A	A	A	B		A
Accounting/Finance	A	A	A	A		A	A	A	A
Technology/Engineering	A	A	A	A	A	A	B		A
Legal/Compliance	A	A		A		A	A	A	A
Mergers & Acquisitions	A	A		A	B	A	B	A	A
Human Resources/Compensation	A	A	A	A	A	A	A	A	A
Strategic Planning	A	A	A	A	A	A	A	A	A
International Business	A	A		A	A	A	A	A	A
Health, Safety & Environment and Sustainability	A	A	A	A		A	A		A
Public Policy	A	A		A	B	A	A	A	A
Corporate Governance	A	A		A	B	A	B	A	A

LEGEND
A Decision-making experience at Executive or Board level
B Other Substantial Experience

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Information about Nominees for Director

ABDULAZIZ F. AL KHAYYAL

Age 65 Director since: 2014 INDEPENDENT

Professional Experience:

•  Retired Senior Vice President of Industrial Relations of Saudi Arabian Oil Company (Saudi Aramco) (the world’s largest producer of crude oil)

•  Senior Vice President of Industrial Relations of Saudi Aramco from 2007 to 2014 and served as a director of Saudi Aramco from 2004 to 2014

Skills and Expertise:

The Board determined that Mr. Al Khayyal should be nominated for election as a Director because of his exceptional knowledge of the energy industry, including significant international industry experience and executive experience with the world’s largest producer of crude oil.

	Other Company Directorships: • Marathon Petroleum Corporation (since 2016)	Former Directorships in the Past 5 Years: • None

WILLIAM E. ALBRECHT

Age 67 Director since: 2016 INDEPENDENT

Professional Experience:

•  Non-Executive Chairman of the Board of California Resources Corporation (a publicly traded oil and natural gas exploration and production company) since 2016 and Executive Chairman of the Board from 2014 to 2016

•  Vice President of Occidental Petroleum Corporation from 2008 to 2014

•  President of Oxy Oil & Gas, Americas from 2012 to 2014

Skills and Expertise:

The Board determined that Mr. Albrecht should be nominated for election as a Director because of his extensive experience in the domestic oil and natural gas industry and executive experience with a public oil and gas exploration and production company and an international offshore drilling company.

	Other Company Directorships: • Chairman of the Board and has been a director of Rowan Companies plc (since 2015)	Former Directorships in the Past 5 Years: • None

M. KATHERINE BANKS

Age 59 Director since: 2019 INDEPENDENT

Professional Experience:

•  Vice Chancellor of Engineering and National Laboratories for The Texas A&M University System and Dean of the College of Engineering at Texas A&M University (a public research university) since 2012

Skills and Expertise:

The Board determined that Dr. Banks should be nominated for election as a Director because of her extensive experience in engineering and technology and executive experience in leading one of the largest engineering schools in the country and overseeing the engineering, academic, and research programs at seven universities.

	Other Company Directorships: • None	Former Directorships in the Past 5 Years: • None

ALAN M. BENNETT

Age 68 Director since: 2006 INDEPENDENT

Professional Experience:

•  Retired President and Chief Executive Officer of H&R Block, Inc. (a tax and financial services provider)

•  President and Chief Executive Officer of H&R Block, Inc. from 2010 to 2011

•  Interim Chief Executive Officer of H&R Block, Inc. from 2007 to 2008

•  Senior Vice President and Chief Financial Officer of Aetna, Inc. from 2001 to 2007

Skills and Expertise:

The Board determined that Mr. Bennett should be nominated for election as a Director because of his business and financial expertise, ranging from internal audit to corporate controller to chief financial officer of a large, public company. He is a certified public accountant and also has chief executive officer experience.

	Other Company Directorships: • Fluor Corporation (since 2011) • TJX Companies, Inc. (since 2007)	Former Directorships in the Past 5 Years: • None

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MILTON CARROLL

Age 68 Director since: 2006 INDEPENDENT

Professional Experience:

•  Executive Chairman of the Board of CenterPoint Energy, Inc. (a public utility holding company) since 2013. In that role, Mr. Carroll’s primary function is to provide leadership for the CenterPoint Board and to coordinate its activities.

•  Non-Executive Chairman of the Board of CenterPoint Energy, Inc. from 2002 to 2013

Skills and Expertise:

The Board determined that Mr. Carroll should be nominated for election as a Director because of his public company board experience, corporate governance expertise, and knowledge of the oil and gas services industry. The Board also determined that Mr. Carroll’s duties as Chairman of CenterPoint do not impede his ability to fulfill his responsibilities as a Director.

	Other Company Directorships: • Western Gas Holdings, LLC, the general partner of Western Gas Partners L.P. (since 2008) • Chairman of Health Care Service Corporation (since 2002)	Former Directorships in the Past 5 Years: • LRE GP, LLC, the general partner of LRR Energy, L.P. (2011-2014) • LyondellBasell Industries (2010-2016)

NANCE K. DICCIANI

Age 71 Director since: 2009 INDEPENDENT

Professional Experience:

•  Non-Executive Chair of the Board of AgroFresh Solutions, Inc. (a global leader in advanced proprietary technologies for the horticultural market) since 2015

•  Interim Co-Principal Executive Officer of AgroFresh Solutions, Inc. from March 2016 to October 2016

•  President and Chief Executive Officer of Honeywell International Specialty Materials (a diversified technology and manufacturing company) from 2001 to 2008

Skills and Expertise:

The Board determined that Ms. Dicciani should be nominated for election as a Director because of her technical expertise in the chemical industry, international operations expertise, and executive experience as a chief executive officer of a multi-billion dollar strategic business group of a major multinational corporation.

	Other Company Directorships: • LyondellBasell Industries (since 2013) • Linde plc (since 2018)	Former Directorships in the Past 5 Years: • Rockwood Holdings, Inc. (2008-2014) • Praxair, Inc. (2008-2018)

MURRY S. GERBER

Age 66 Director since: 2012 INDEPENDENT

Professional Experience:

•  Retired Executive Chairman of the Board of EQT Corporation (a leading producer of unconventional natural gas)

•  Executive Chairman of the Board of EQT Corporation from 2010 to 2011

•  Chairman and Chief Executive Officer of EQT Corporation from 2000 to 2010

•  Chief Executive Officer and President of EQT Corporation from 1998 to 2007

Skills and Expertise:

The Board determined that Mr. Gerber should be nominated for election as a Director because of his executive leadership skills and extensive business experience in the energy industry and domestic unconventional oil and natural gas basins.

	Other Company Directorships: • BlackRock, Inc. (since 2000) • United States Steel Corporation (since 2012)	Former Directorships in the Past 5 Years: • None

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PATRICIA HEMINGWAY HALL

Age 66 Director since: 2019 INDEPENDENT

Professional Experience:

•  Retired President and Chief Executive Officer of Health Care Service Corporation (nation’s largest mutual health insurance company which operates five Blue Cross and Blue Shield Plans)

•  Chief Executive Officer of Health Care Service Corporation from 2008 to 2015

•  President of Health Care Services Corporation from 2007 to 2015

Skills and Expertise:

The Board determined that Ms. Hall should be nominated for election as a Director because of her executive leadership skills, business experience, public company board experience, and substantial corporate governance experience.

	Other Company Directorships: • ManpowerGroup Inc. (since 2011) • Cardinal Health, Inc. (since 2013) • Celgene Corporation (since 2018)	Former Directorships in the Past 5 Years: • None

ROBERT A. MALONE

Age 67 Director since: 2009 INDEPENDENT

Professional Experience:

•  Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc. (a bank holding company) since 2014

•  Executive Chairman, President and Chief Executive Officer of The First National Bank of Sonora, Texas (a community bank owned by First Sonora Bancshares, Inc.) since 2009

•  Executive Vice President of BP plc, and Chairman of the Board and President, BP America Inc. (one of the nation’s largest producers of oil and natural gas) from 2006 to 2009

Skills and Expertise:

The Board determined that Mr. Malone should be nominated for election as a Director because of his energy industry expertise and executive leadership experience, including crisis management and safety performance.

Other Company Directorships:

•  Non-Executive Chairman of the Board of Peabody Energy Corporation (since 2016) and director (since 2009)

•  Teledyne Technologies Incorporated (since 2015)

•  BP Midstream Partners GP LLC, the general partner of BP Midstream (since 2017)

Former Directorships in the Past 5 Years: • None

JEFFREY A. MILLER

Age 55 Director since: 2014 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Professional Experience:

•  Chairman of the Board since 2019

•  President and Chief Executive Officer of Halliburton since 2017 and Director since 2014

•  President of Halliburton from 2014 to 2017

•  Executive Vice President and Chief Operating Officer of Halliburton from 2012 to 2014

Skills and Expertise:

The Board determined that Mr. Miller should be nominated for election as a Director because of his energy industry expertise, executive and business development experience, and in-depth knowledge of Halliburton’s global operations.

	Other Company Directorships: • None	Former Directorships in the Past 5 Years: • Atwood Oceanics, Inc. (2013-2017)

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Directors’ Compensation

Directors’ Fees

All non-management Directors receive an annual retainer of $115,000, which remains unchanged since 2014. The Lead Independent Director receives an additional annual retainer of $30,000, and the chair of each Committee receives an additional annual retainer for serving as chair as follows: Audit - $25,000; Compensation - $20,000; Health, Safety and Environment -$15,000; and Nominating and Corporate Governance - $15,000. Non-management Directors are permitted to defer all or part of their fees under the Directors’ Deferred Compensation Plan.

Directors’ Equity Awards

All non-management Directors receive an annual equity award with a value of approximately $185,000, which remains unchanged since 2014, consisting of restricted stock units (RSUs), each of which represents the right to receive a share of common stock at a future date. The actual number of RSUs is determined by dividing $185,000 by the average of the closing price of our common stock on the NYSE on each business day during the month of July. These annual awards are made on or about the first day of August. The value of the award may be more or less than $185,000 based on the closing price of our common stock on the NYSE on the date of the award. Non-management Directors are permitted to defer all of their RSUs under the Directors’ Deferred Compensation Plan.

Directors may not sell, assign, pledge, otherwise transfer, or encumber restricted shares (which were previously granted to non-management Directors) or RSUs until the restrictions are removed. Restrictions on RSUs lapse 25% a year over four years of service with the applicable underlying shares of common stock distributed annually to the non-management Director unless the Director elected to defer receipt of the shares under the Directors’ Deferred Compensation Plan. If a non-management Director has a separation of service from the Board before completing four years of service from the applicable award date, any unvested RSUs would be forfeited, unless the Board determines to accelerate vesting. Restrictions on restricted shares and RSUs lapse following termination of Board service only under specified circumstances, which include death or disability, retirement under the Director mandatory retirement policy, or early retirement after at least four years of service.

During the restriction period, Directors have the right to (i) vote restricted shares, but not shares underlying RSUs, and (ii) receive dividends or dividend equivalents in cash on restricted shares and RSUs that have not been deferred. RSUs that have been deferred receive dividend equivalents under the Directors’ Deferred Compensation Plan.

Directors’ Deferred Compensation Plan

The Directors’ Deferred Compensation Plan is a nonqualified deferred compensation plan and participation is completely voluntary. Under the plan, non-management Directors are permitted to defer all or part of their retainer fees and all of the shares of common stock underlying their RSUs when they vest. If a non-management Director elects to defer retainer fees under the plan, then the Director may elect to have his or her deferred fees accumulate under an interest-bearing account or translate on a quarterly basis into Halliburton common stock equivalent units (SEUs) under a stock equivalents account. If a non-management Director elects to defer receipt of the shares of common stock underlying his or her RSUs when they vest, then those shares are retained as deferred RSUs under the plan. The interest-bearing account is credited daily with interest at the prime rate of Citibank, N.A. The SEUs and deferred RSUs are credited quarterly with dividend equivalents based on the same dividend rate as Halliburton common stock and those amounts are translated into additional SEUs or RSUs, respectively.

After a Director’s retirement, distributions under the plan are made to the Director in a single distribution or in annual installments over a 5- or 10-year period as elected by the Director. Distributions under the interest-bearing account are made in cash, while distributions of SEUs under the stock equivalents account and deferred RSUs are made in shares of Halliburton common stock. Mses. Dicciani and Reed, and Messrs. Al Khayyal, Bennett, Boyd, and Carroll have deferred retainer fees under the plan. Mses. Dicciani and Reed, and Messrs. Al Khayyal, Albrecht, Bennett, Boyd, Carroll, Grubisich, and Martin have deferred RSUs under the plan.

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Directors’ Stock Ownership Requirements

We have stock ownership requirements for all non-management Directors to further align their interests with our shareholders. As a result, all non-management Directors are required to own Halliburton common stock in an amount equal to or in excess of the greater of (A) the annual base retainer in effect on the date the non-management Director is first elected to the Board multiplied by five or (B) $500,000. The Nominating and Corporate Governance Committee reviews the holdings of all non-management Directors, which include restricted shares, other Halliburton common stock, and RSUs owned by the Director, at each May meeting. Each non-management Director has five years to meet the requirements, measured from the date he or she is first elected to the Board. Each non-management Director currently meets the stock ownership requirements or is on track to do so within the requisite five-year period.

Director Clawback Policy

We have a clawback policy under which we will seek, in all appropriate cases, to recoup incentive compensation paid to, awarded to, or credited for the benefit of a Director, if and to the extent that:

•	it is determined that, in connection with the performance of that Director’s duties, he or she breached his or her fiduciary duty by knowingly or recklessly engaging in a material violation of a U.S. federal or state law, or recklessly disregarded his or her duty to exercise reasonable oversight; or

•	the Director is named as a defendant in a law enforcement proceeding for having breached his or her fiduciary duty by knowingly or recklessly engaging in a material violation of a U.S. federal or state law, the Director disagrees with the allegations relating to the proceeding, and either (A) we initiate a review and determine that the alleged action is not indemnifiable or (B) the Director does not prevail at trial, enters into a plea arrangement, agrees to the entry of a final administrative or judicial order imposing sanctions, or otherwise admits to the violation in a legal proceeding.

The disinterested members of the Board and the disinterested members of the Compensation Committee and the Nominating and Corporate Governance Committee may be involved in reviewing, considering, and making determinations regarding the Director’s alleged conduct, whether recoupment is appropriate or required, and the type and amount of incentive compensation to be recouped from the Director.

The policy also provides that, to the extent permitted by applicable law and not previously disclosed in a filing with the SEC, we will disclose in our proxy statement the circumstances of any recoupment arising under the policy or that there has not been any recoupment pursuant to the policy for the prior calendar year. There was no recoupment under the policy in 2018.

Charitable Contributions and Other Benefits

Matching Gift Programs

To further our support for charities, Directors may participate in the Halliburton Foundation’s matching gift programs for educational institutions, not-for-profit hospitals, and medical foundations. For each eligible contribution, the Halliburton Foundation makes a contribution of 2.25 times the amount contributed by the Director, subject to approval by its Trustees. The maximum aggregate of all contributions each calendar year by a Director eligible for matching is $50,000, resulting in a maximum aggregate amount contributed annually by the Halliburton Foundation in the form of matching gifts of $112,500 for any Director who participates in the programs. Neither the Halliburton Foundation nor we have made a charitable contribution, within the preceding three years, to any charitable organization in which a Director serves as an employee or an immediate family member of the Director serves as an executive officer that exceeds in any single year the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Accidental Death and Dismemberment

We offer an optional accidental death and dismemberment policy for non-management Directors for individual coverage or family coverage with a benefit per Director of up to $250,000 and lesser amounts for family members. Ms. Dicciani and Messrs. Carroll, Gerber, and Malone elected individual coverage at a cost of $184 annually. Messrs. Al Khayyal, Albrecht, Grubisich, and Martin elected family coverage at a cost of $207 annually. These premiums are included in the All Other Compensation column of the 2018 Director Compensation table for those who participate.

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2018 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Abdulaziz F. Al Khayyal	115,000	177,535	0	16,351	308,886
William E. Albrecht	115,000	177,535	0	8,200	300,735
Alan M. Bennett	140,000	177,535	0	170,294	487,829
James R. Boyd	135,000	177,535	0	254,049	566,584
Milton Carroll	119,484	177,535	0	55,511	352,530
Nance K. Dicciani	124,349	177,535	0	152,931	454,815
Murry S. Gerber	115,000	177,535	0	9,150	301,685
José C. Grubisich(1)	115,000	177,535	0	17,361	309,896
Robert A. Malone	139,339	177,535	0	130,897	447,771
J. Landis Martin(2)	54,524	177,535	0	135,184	367,243
Debra L. Reed(3)	91,141	177,535	0	159,958	428,634

(1)	Mr. Grubisich resigned from the Board on January 17, 2019.
(2)	Mr. Martin retired from the Board on May 16, 2018.
(3)	Ms. Reed retired from the Board on September 12, 2018.

Fees Earned or Paid In Cash. The amounts in this column represent retainer fees earned in fiscal year 2018, but not necessarily paid in 2018. Refer to the section Directors’ Fees for information on annual retainer fees.

Stock Awards. The amounts in the Stock Awards column reflect the grant date fair value of RSUs awarded in 2018. We calculate the fair value of equity awards by multiplying the number of RSUs granted by the closing stock price as of the award’s grant date.

The number of restricted shares, RSUs, and SEUs held at December 31, 2018, by non-management Directors are:

Name	Restricted Shares	RSUs	SEUs
Abdulaziz F. Al Khayyal	0	20,351	5,537
William E. Albrecht	0	13,373	0
Alan M. Bennett	25,236	30,293	30,133
James R. Boyd	25,236	30,293	37,636
Milton Carroll	20,271	30,293	31,393
Nance K. Dicciani	14,843	29,063	14,031
Murry S. Gerber	2,000	10,626	0
José C. Grubisich	0	26,263	0
Robert A. Malone	14,843	10,626	0
J. Landis Martin	0	21,640	0
Debra L. Reed	0	30,293	22,627

Change in Pension Value and Nonqualified Deferred Compensation Earnings. None of the Directors had a change in pension value or nonqualified deferred compensation earnings that represented above market earnings in 2018.

All Other Compensation. This column includes compensation related to the matching gift programs under the Halliburton Foundation, the Accidental Death and Dismemberment program, dividends or dividend equivalents on restricted shares or RSUs, and dividend equivalents associated with the Directors’ Deferred Compensation Plan.

Directors who participated in the matching gift program and the corresponding match provided by the Halliburton Foundation in 2018 are: Mr. Bennett - $112,500; Mr. Boyd - $189,113; Ms. Dicciani - $112,500; Mr. Malone - $112,500; Mr. Martin - $112,500; and Ms. Reed - $112,500. Because of differences between the time when the Director makes the charitable contribution and the time when the Halliburton Foundation makes the matching payment, amounts paid by the Halliburton Foundation may apply to contributions made by the Directors in both 2017 and 2018 and the amounts shown may exceed $112,500 in those instances.

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Directors who participated in the Accidental Death and Dismemberment program and incurred imputed income for the benefit amount of $184 for individual coverage and $207 for family coverage are: Mr. Al Khayyal - $207; Mr. Albrecht - $207; Mr. Carroll - $184; Ms. Dicciani - $184; Mr. Gerber - $184; Mr. Grubisich - $207; Mr. Malone - $184; and Mr. Martin - $207.

Directors who received dividends or dividend equivalents on restricted shares or RSUs held on Halliburton record dates are: Mr. Bennett - $18,170; Mr. Boyd - $18,170; Mr. Carroll - $14,595; Ms. Dicciani - $14,896; Mr. Gerber - $8,966; Mr. Malone - $18,213; Mr. Martin - $7,098; and Ms. Reed - $12,082.

Directors who received dividend equivalents attributable to their stock equivalents account under the Directors’ Deferred Compensation Plan are: Mr. Al Khayyal - $3,192; Mr. Bennett - $19,605; Mr. Boyd - $26,748; Mr. Carroll - $20,714; Ms. Dicciani - $9,972; and Ms. Reed - $15,357.

Directors who received dividend equivalents attributable to their deferred RSUs under the Directors’ Deferred Compensation Plan are: Mr. Al Khayyal - $12,953; Mr. Albrecht - $7,994; Mr. Bennett - $20,019; Mr. Boyd - $20,019; Mr. Carroll - $20,019; Ms. Dicciani - $15,380; Mr. Grubisich - $17,154; Mr. Martin - $15,380; and Ms. Reed - $20,019.

HALLIBURTON | 2019 Proxy Statement 17

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Stock Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Halliburton stock with the SEC. Based on our records and other information, we believe that in 2018 our Directors and our officers who are subject to Section 16 met all applicable filing requirements.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership information about persons or groups that own or have the right to acquire more than 5% of our common stock, based on information contained in Schedules 13G filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	61,926,439	(1)	7.10%
55 East 52nd Street, New York, NY 10055
The Vanguard Group	65,678,351	(2)	7.49%
100 Vanguard Blvd, Malvern, PA 19355

(1)	BlackRock, Inc. is a parent holding company and is deemed to be the beneficial owner of 61,926,439 shares. BlackRock has sole power to vote or to direct the vote of 53,684,760 shares and has sole power to dispose or to direct the disposition of 61,926,439 shares.
(2)	The Vanguard Group is an investment adviser and is deemed to be the beneficial owner of 65,678,351 shares. The Vanguard Group has sole power to vote or to direct the vote of 1,072,388 shares and has sole power to dispose or to direct the disposition of 64,383,053 shares. The Vanguard Group has shared power to vote or to direct the vote of 234,127 shares and has shared power to dispose or to direct the disposition of 1,295,298 shares.

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The following table sets forth information, as of March 7, 2019, except as noted below, regarding the beneficial ownership of our common stock by each Director, each Named Executive Officer, and by all Directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner or Number of Persons in Group	Sole Voting and Investment Power(1)		Shared Voting or Investment Power		Percent of Class
Abdulaziz F. Al Khayyal	0				*
William E. Albrecht	8,000				*
M. Katherine Banks	0				*
Alan M. Bennett	27,236				*
James R. Boyd	47,236				*
James S. Brown	430,074	(2)			*
Milton Carroll	20,271				*
Nance K. Dicciani	20,922				*
Murry S. Gerber	64,836				*
Patricia Hemingway Hall	0				*
David J. Lesar	1,492,716	(3)	156,754	(4)	*
Lance Loeffler	123,242				*
Robert A. Malone	32,816				*
Jeffrey A. Miller	894,438				*
Joe D. Rainey	498,029				*
Christopher T. Weber	64,105	(5)			*
Shares owned by all current Directors and executive officers as a group (24 persons)	5,361,654				*

*	Less than 1% of shares outstanding.
(1)	The table includes shares of common stock eligible for purchase pursuant to outstanding stock options within 60 days of March 7, 2019, for the following: Mr. Brown – 333,158; Mr. Lesar – 1,054,268; Mr. Loeffler – 61,431; Mr. Miller – 359,168; Mr. Rainey – 258,234; and eight unnamed executive officers – 823,704. Until the options are exercised, these individuals will not have voting or investment power over the underlying shares of common stock, but will only have the right to acquire beneficial ownership of the shares through exercise of their respective options. The table also includes restricted shares of common stock over which the individuals have voting power but no investment power.
(2)	The table does not include 108,743 restricted stock units (RSUs) held by Mr. Brown. Until the underlying shares of common stock, where applicable, are distributed with respect to the RSUs, he does not have voting or investment power over such shares.
(3)	Mr. Lesar retired December 31, 2018. The table reflects his beneficial ownership as of that date.
(4)	Shares held by Mr. Lesar’s spouse. Mr. Lesar disclaims the beneficial ownership of these shares.
(5)	Mr. Weber’s employment ended November 9, 2018. The table reflects his beneficial ownership as of that date.

HALLIBURTON | 2019 Proxy Statement 19

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Proposal No. 2 Ratification of Selection of Principal Independent Public Accountants

The Audit Committee is responsible for the appointment, compensation, retention, oversight of the work, and evaluation of the principal independent public accountants retained to audit our financial statements. The Audit Committee and Board have approved the selection of KPMG LLP as our principal independent public accountants to examine our financial statements and books and records for the year ended December 31, 2019, and a resolution will be presented at the Annual Meeting to ratify this selection. Representatives of KPMG are expected to be present at the Annual Meeting and be available to respond to appropriate questions from shareholders.

KPMG began serving as our principal independent public accountants for the year ended December 31, 2002. The Audit Committee routinely reviews the performance and retention of our independent public accountants, including an evaluation of service quality, the nature and extent of non-audit services, and other factors required to be considered when assessing independence from Halliburton and its management. The Audit Committee also periodically considers whether there should be a rotation of the principal independent public accountants.

As we communicated to our shareholders last year, the Audit Committee decided to submit a request for proposal to several public accounting firms, including KPMG, to serve as our principal independent public accountants for the year ending December 31, 2019. We obtained proposals from three multinational professional services firms. After management and the Audit Committee considered the firms’ proposals and conducted thorough interviews of the firms, the Audit Committee determined to engage KPMG as our principal independent public accountants for the year ending December 31, 2019. The Audit Committee and Board believe that the continued retention of KPMG to serve as our principal independent public accountants for the year ended December 31, 2019, is in the best interests of Halliburton and our shareholders.

The affirmative vote of the holders of a majority of the shares of our common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

If the shareholders do not ratify the selection of KPMG, the Board will reconsider the selection of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS TO EXAMINE OUR FINANCIAL STATEMENTS AND BOOKS AND RECORDS FOR THE YEAR ENDING DECEMBER 31, 2019.

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Audit Committee Report

We operate under a written charter, a copy of which is available on Halliburton’s website at www.halliburton.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board for approval.

Halliburton’s management is responsible for preparing Halliburton’s financial statements and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain, oversee the work of, and evaluate the principal independent public accountants. The Audit Committee is not providing any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work.

In fulfilling our oversight role for the year ended December 31, 2018, we:

•	reviewed and discussed Halliburton’s audited financial statements with management;

•	discussed with KPMG LLP, Halliburton’s principal independent public accountants, the matters required by Auditing Standard 1301 relating to the conduct of the audit;

•	received from KPMG the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding KPMG’s independence;

•	evaluated KPMG’s service quality; and

•	discussed with KPMG its independence and reviewed other matters required to be considered under Securities and Exchange Commission rules regarding KPMG’s independence.

Based on the foregoing, we recommended to the Board that the audited financial statements be included in Halliburton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Alan M. Bennett

James R. Boyd

Nance K. Dicciani

Murry S. Gerber

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Fees Paid to KPMG LLP

During 2017 and 2018, we incurred the following fees for services performed by KPMG LLP.

	2017	2018
	(In millions)	(In millions)
Audit fees	$10.7	$11.8
Audit-related fees	0.2	0.2
Tax fees	0.9	0.3
TOTAL	$11.8	$12.3

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2017, and December 31, 2018. Audit fees also include the audits of many of our subsidiaries in regards to compliance with statutory requirements in foreign countries and reviews of our financial statements included in the Forms 10-Q we filed during fiscal years 2017 and 2018.

Audit-Related Fees

Audit-related fees were incurred for assurance and related services that are traditionally performed by the independent public accountants. These services primarily include attestation engagements required by contractual or regulatory provisions and employee benefit plan audits.

Tax Fees

The aggregate fees for tax services primarily consisted of international tax compliance and tax return services related to our expatriate employees. In 2017, tax compliance and preparation fees total $0.4 million and tax advisory fees total $0.5 million, and in 2018, tax compliance and preparation fees total $0.2 million and tax advisory fees total $0.1 million.

Fee Approval Policies and Procedures

The Audit Committee has established a written policy that requires the approval by the Audit Committee of all services provided by KPMG as the principal independent public accountants that examine our financial statements and books and records and of all audit services provided by other independent public accountants. Prior to engaging KPMG for the annual audit, the Audit Committee reviews a Principal Independent Public Accountants Auditor Services Plan. KPMG then performs services throughout the year as approved by the Committee. KPMG reviews with the Committee, at least quarterly, a projection of KPMG’s fees for the year. Periodically, the Audit Committee approves revisions to the plan if the Committee determines changes are warranted. Our Audit Committee also considered whether KPMG’s provision of tax services as reported above are compatible with maintaining KPMG’s independence as our principal independent public accountants. All of the fees described above for services provided by KPMG were approved in accordance with the policy.

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Proposal No. 3 Advisory Approval of Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, our shareholders are being presented with the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (NEOs) as disclosed in this proxy statement. As reaffirmed by our shareholders at the 2018 Annual Meeting of Shareholders, consistent with our Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis.

As described in detail under Compensation Discussion and Analysis, our executive compensation program is designed to attract, motivate, and retain our NEOs, who are critical to our success. Under the program, our NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals, and the realization of increased shareholder returns. Please read Compensation Discussion and Analysis for additional details about our executive compensation program, including information about the fiscal year 2018 compensation of our NEOs.

The Compensation Committee continually reviews the compensation program for our NEOs to ensure the program achieves the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. We believe our executive compensation program achieves the following objectives identified under Compensation Discussion and Analysis:

•	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;
•	Target market competitive pay levels with comparator peer group;
•	Emphasize operating performance drivers;
•	Link executive pay to measures that drive shareholder returns;
•	Support our business strategies; and
•	Maximize the return on our human resource investment.

We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this proxy statement and vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Halliburton’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

The say-on-pay vote is advisory and, therefore, not binding on us, our Board, or our Compensation Committee. Our Board and our Compensation Committee value the opinions of our shareholders. To the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with Company management and, based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

William E. Albrecht

James R. Boyd

Milton Carroll

Murry S. Gerber

Robert A. Malone

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Compensation Discussion and Analysis

2018 CD&A At-A-Glance

This year’s Compensation Discussion and Analysis (CD&A) reviews the objectives and elements of Halliburton’s executive compensation program and discusses the 2018 compensation earned by our NEOs. It also explains the actions the Compensation Committee took based on its ongoing commitment to consider shareholder feedback and to ensure our senior leadership team continues to deliver the reliable execution and industry-leading growth, margins, and returns that our shareholders expect. During 2018, we:

Continued robust shareholder engagement, with a key focus on executive compensation matters	Contacted shareholders representing more than 52% of our outstanding common stock to obtain their views on our program. We met with shareholders representing approximately 31% of our outstanding common stock
Increased Board involvement in shareholder engagement	Members of the Compensation Committee, including the Chair, participated in shareholder meetings
Discontinued special or one-time stock awards	Determined that special or one-time grants will not be made for internal promotions
Approved new “double-trigger” change-of-control provisions	Amended the Stock and Incentive Plan on February 13, 2019, for future grants, subject to shareholder approval
Eliminated other executive benefits and perquisites	Amended our policies to eliminate other benefits and perquisites that are not provided to all employees

Our business continued to strengthen in 2018 with the Company delivering year-over-year revenue growth in all of our 14 product service lines globally. We delivered total company revenue of $24.0 billion, operating income of $2.5 billion, and earnings per diluted share of $1.89. We also generated approximately $3.2 billion in operating cash flow, retired $400 million in debt, and returned over $1 billion to our shareholders.

The Company created shareholder value by generating earnings in excess of our cost of capital of $788 million in Cash Value Added (CVA) for 2018. Our Return on Capital Employed (ROCE) for the three-year period ending December 31, 2018, was 0.73%, which positioned the Company above the 75th percentile relative to our performance peer group. Additionally, our 2018 ROCE was greater than 10%, which exceeded our cost of capital.

More information about our 2018 business achievements, and the resulting compensation actions taken by the Compensation Committee, are summarized below.

2018 Named Executive Officers

Name	Age	Occupation
Jeffrey A. Miller(1)	55	Chairman, President and Chief Executive Officer
Lance Loeffler(2)	42	Executive Vice President and Chief Financial Officer
James S. Brown(3)	64	Former President - Western Hemisphere
Joe D. Rainey	62	President - Eastern Hemisphere
David J. Lesar(4)	65	Former Executive Chairman of the Board
Christopher T. Weber(5)	46	Former Executive Vice President and Chief Financial Officer
(1)	Mr. Miller was appointed as Chairman of the Board effective January 1, 2019.
(2)	Mr. Loeffler was promoted to Chief Financial Officer on November 12, 2018.
(3)	Mr. Brown served as President – Western Hemisphere until February 1, 2019.
(4)	Mr. Lesar retired on December 31, 2018.
(5)	Mr. Weber resigned his position as our Chief Financial Officer effective November 9, 2018.

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Key Activities and Changes

Board Responsiveness to Shareholder Feedback

Halliburton has always maintained open communications with the shareholder community. Seeking feedback from our shareholders on a regular basis is a critical part of our approach to managing our executive compensation program. During 2018, members of our senior management team participated in over 100 shareholder meetings and 18 conferences. We also engaged in targeted outreach with numerous shareholders to discuss corporate governance, executive compensation, and sustainability. Our current and incoming Compensation Committee chairs participated in this outreach effort with our major shareholders.

This past year, following the 2018 Annual Meeting, we adjusted certain features of our program as part of our commitment to respond to shareholder feedback:

What we heard	What we did
Concern about the one-time stock awards granted in 2017 as part of our CEO succession plan	Eliminated special or one-time stock grants for internal promotions
We should eliminate the single-trigger vesting upon change-of-control	We are asking shareholders to approve amendments to our Stock and Incentive Plan that will implement a double-trigger vesting provision upon a change-of-control
Some executive perquisites were unnecessary	Eliminated several executive benefits/perquisites

NEWLY IMPLEMENTED CHANGES

•	No special or one-time stock grants to any of the NEOs. There will be no special or one-time stock grants for internal promotions. This new practice was followed in the recent internal promotions of both our Chief Financial Officer in November 2018 and the President of the Western Hemisphere in February 2019 who received no special stock grants.
•	Adopted “double-trigger” vesting provisions. The Stock and Incentive Plan was amended on February 13, 2019, subject to shareholder approval, to implement a new double-trigger vesting provision upon a change-of-control.
•	Eliminated other executive benefits and perquisites that are not provided to all employees. The following table summarizes the changes:

Executive Benefit/Perquisite	Explanation
Tax Gross Ups on Corporate Aircraft	NEOs will no longer receive tax gross ups for personal use of Corporate Aircraft.
Country Club Memberships Dues	NEOs will no longer receive reimbursement for country club dues.
Financial Planning	NEOs will no longer receive reimbursement for financial planning expenses.
Executive Physicals	NEOs will no longer receive company-paid executive physicals.

The Compensation Committee also considers advice from its independent consultant, and continually reviews the executive compensation program to ensure alignment with our shareholders’ interests, strategic goals, and current market practices.

While continuing to emphasize performance-based pay, we have responded to shareholder feedback and made enhancements to our program over the years, including:

•	Modified our long-term incentive mix to more heavily weight it towards performance units.
•	Modified the metrics in our Performance Unit Program to 100% relative ROCE which measures our profitability and capital efficiency.
•	Increased the level of disclosure with regard to our target setting, metric selection rationale, and the associated payout calculation under our short- and long-term incentive plans.

Our ongoing, open dialogue with our shareholders helps ensure that the Board and management have a regular pulse on shareholder perspectives. It validates that our shareholders continue to be broadly supportive of the overall philosophy, objectives, and design of our program. It also gives us perspective on where we can make adjustments to improve and better explain our program.

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Performance Metrics Incentivize Shareholder Value Creation

Through our shareholder outreach in 2018, the significant majority of shareholders with whom we spoke reiterated that they agree with our choice and the mix of absolute and relative performance measures in the incentive plans. They also expressed appreciation for how we described them during our outreach discussions:

•	Short-term (annual) incentives depend on the achievement of two financial performance metrics – Net Operating Profit After Tax (NOPAT) and Capital Charge. Together, these metrics (captured as Cash Value Added (CVA)) measure how successfully we maximize profit while minimizing capital investments. Shareholders value this performance measure because it has both income statement and balance sheet metrics that are focused on our ability to manage cash and generate earnings, especially given our capital intensive cyclically-driven business.

•	Long-term performance incentives depend on relative Return on Capital Employed (ROCE). ROCE measures our profitability, as well as our capital deployment efficiency, against our performance peer group. We consistently receive positive feedback about the mix of equity in our long-term incentives, especially the use of ROCE as the primary performance measure in our long-term incentive program.

Why CVA and ROCE?

In making decisions about the executive compensation program, the Compensation Committee has historically approved the use of relevant absolute and relative financial metrics that reward profitable growth above the cost of capital. The current mix of performance metrics in our incentive plans strongly support our returns-focused strategy, which is intended to achieve superior growth and returns for our shareholders by delivering technology and services that improve efficiency and maximize recovery for our customers.

Annual Incentives Cash Value Added (CVA) uses Net Operating Profit After Tax (NOPAT) and a Capital Charge.	Long-Term Incentives Relative Return on Capital Employed (ROCE) incorporates Net Income and Capital Employed.

CVA = NOPAT – Capital Charge	ROCE =	Net Income + after-tax interest expense
Shareholders’ equity + Debt

Balances two financial performance metrics, which measure how successfully we: 1) maximize profit while 2) minimizing capital investments.	Is highly correlated to stock price performance over the long-term, applying drivers that management can directly influence.
Is tightly correlated to stock price performance.	Is aligned with our strategy of delivering industry-leading returns across the business cycle.
Drives behaviors that increase shareholder value.	Reinforces the Company’s objective for sustained long-term performance and value creation.
Measures how much additional value is created for shareholders as a return on their investment.	Is tracked and understood by our shareholders.
Provides our management team with clear line of sight to financial results.	Eliminates the subjectivity inherent in setting long-term absolute targets in a cyclical industry.
Provides our management team with clear line of sight to long-term financial results.

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2018 Overview

Our business further strengthened in 2018 as we continued to build for a longer industry recovery. We successfully maintained our global market share in 2018, which was accomplished by our investments in strategic growth areas and by competing in key markets as we continue to align our business with customers in the fastest growing market segments. Although the industry experienced headwinds in North America during the latter half of the year as a result of offtake capacity constraints and customer budget limitations, we believe these issues are temporary in nature. We continue to collaborate and engineer solutions to maximize asset value for our customers and to maximize returns for our shareholders.

We are well prepared for the current market environment in order to deliver leading returns for our shareholders. As we have proven over the years and demonstrated in 2018, our differentiating technology, our people, our customer alignment, and our financial discipline position us well to thrive in any market condition. During the 2018 performance year, we delivered the following results:

•	We generated $24.0 billion of total company revenue, a 16% increase from 2017, with improvements across all of our product service lines globally. Additionally, our total company operating income was $2.5 billion during 2018. These results and improvements were primarily attributed to pressure pumping services, drilling activity, and artificial lift in North America, as well as drilling activity in the Eastern Hemisphere.
•	In our Completion and Production division, we capitalized on the market recovery in North America, delivering total year revenue growth of 22% and operating income growth of 40% year-over-year.
•	Our Drilling and Evaluation division delivered 6% revenue and 3% operating income improvement year-over-year, reflecting the emerging recovery in the international markets.
•	We continued our focus on delivering strong cash flow and returing capital to shareholders. We generated approximately $3.2 billion in operating cash flow, retired $400 million in debt, and returned over $1 billion to our shareholders through share repurchases and dividends.

We delivered superior ROCE performance over the one-, three-, and five-year period ending December 31, 2018, relative to the Oilfield Services Index (OSX), our direct peers, and our performance peer group. The details are depicted in the chart below:

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We delivered TSR over the three-, five-, and ten-year period ending December 31, 2018, that exceeded the TSR of the OSX, our direct peers, and our performance peer group. The details are depicted in the chart below:

Our global revenue for the past two years outperformed the West Texas Intermediate (WTI) price of crude oil and the global rig count.

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Results of 2018 Advisory Vote on Executive Compensation

In 2018, our compensation program received the support of 43% of the total votes cast at our Annual Meeting. These results were disappointing and significantly below the support we have received in the past. In response, we contacted shareholders representing more than 52% of our outstanding common stock and met with approximately 31% of those shareholders. We solicited their feedback on company strategy and performance, corporate governance, executive compensation, sustainability, and other topics. Their feedback was that although our overall compensation program design is supported by our shareholders, the low vote we received in 2018 was largely attributable to the one-time stock awards granted in 2017 as part of our CEO succession plan. Based on this feedback, the Committee determined that there will be no more special one-time stock grants for internal promotions. This change and others we have implemented to our compensation program are described in Board Responsiveness to Shareholder Feedback on page 25.

Our Executive Compensation Program Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;
•	Target market competive pay levels with comparator peer group;
•	Emphasize operating performance drivers;
•	Link executive pay to measures that drive shareholder returns;
•	Support our business strategies; and
•	Maximize the return on our human resource investment.

Good Compensation Governance Practices At-A-Glance

What We Do	What We Don’t Do
Use mix of relative and absolute financial metrics	No repricing of underwater stock options
Place the majority of weight on performance-based, at-risk, long-term compensation	No excessive perquisites
Deliver rewards that are based on the achievement of long-term objectives and the creation of shareholder value	No guaranteed bonuses or uncapped incentives
Maintain a clawback policy in the event of a material financial restatement or fraud	No single trigger vesting upon a change of control (on new awards)
Maintain robust executive and Director stock ownership requirements	No excise tax gross-ups
Use an independent, external compensation consultant	No hedging or pledging of company securities
Benchmark against a relevant group of peer companies	No buyout or exchange of underwater options
Hold an annual say-on-pay vote	No liberal share counting or recycling

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CEO Pay: Reported vs. Realized

In reviewing executive compensation, the Compensation Committee considers the difference between total compensation as reported in the Summary Compensation Table (“reported pay”) and realized pay. Since Mr. Miller was appointed CEO in 2017, his realized pay was consistently lower than reported pay, demonstrating the “at-risk” nature of his compensation and our compensation program’s pay-for-performance design. In the illustration below, total realized compensation consisted of the following:

•	base salary paid;
•	cash incentive payouts under the Halliburton Annual Performance Pay Plan;
•	the value realized upon exercise of stock options;
•	value of restricted stock vested during the year; and
•	performance-based award paid for the year.

Elements of our Executive Compensation Program for Fiscal 2018

Halliburton’s executive compensation program is composed of base salary, a short-term incentive, and long-term incentives, each of which is described below:

	Reward Element	Objective	Key Features	How Award Value is Determined	2018 Decisions
FIXED	Base Salary	Compensates executives based on their responsibilities, experience, and skillset.	Fixed element of compensation paid in cash.	Benchmarked against a group of comparably sized corporations and industry peers.	The Committee approved increases to base salary for three NEOs for 2018 to align their pay with the market median and for internal equity purposes. (Page 35)
AT RISK	Short-Term Incentive	To motivate and incentivize performance over a one-year period.	Award value and measures are reviewed annually. Targets are set at the beginning of the year.	Performance is measured using two metrics: NOPAT minus Capital Charge (captured as Cash Value Added (CVA)).	Award values were targeted at the market median for 2018. (Page 35)
	Long-Term Incentives	To motivate and incentivize sustained performance over the long-term. Aligns interests of our NEOs with long-term shareholders.	Value is delivered 50% performance units; 35% restricted stock; and 15% stock options. Performance units are measured over three years against targets set at the beginning of the performance period.	The 2018 performance units are measured against ROCE performance relative to performance peers. Restricted stock and stock options have time-based vesting and value is driven by our share price.	Awards were targeted at the market median for 2018. (Page 36)

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As illustrated below, the majority of our CEO’s and NEOs’ total direct compensation opportunity is performance-based, at-risk, and long-term. The graphs depict the mix of total target direct compensation set for our NEOs during 2018.

(1)	Reflects the compensation mix of Messrs. Brown and Rainey. The other NEOs were not included because Mr. Lesar retired and Messrs. Loeffler and Weber were not in their respective roles for the entire year.

Setting Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program and has overall responsibility for making final decisions about total compensation for all of the NEOs, except for the CEO, which is set by the entire Board of Directors. As part of its annual process, the Committee works closely with senior management (as appropriate) and its independent compensation consultant. This process ensures consistency from year to year and adherence to the responsibilities listed in the Committee’s Charter, which is available on our website.

Role of the CEO

The CEO does not provide recommendations concerning his own compensation, nor is he present when his compensation is discussed by the Committee. The Committee, with input from its independent compensation consultant, discusses the elements of his compensation in executive session and makes a recommendation to all of the non-management Directors for discussion and final approval. At the Committee’s request, a member of our management team may attend the executive session to answer questions from the Committee.

The CEO, with input from the Committee’s independent compensation consultant, assists the Committee in setting compensation for the other NEOs.

The following recommendations are made to the Committee for each NEO:

•	Base salary adjustments, taking into account comparator peer group data, and the NEO’s individual performance and role within the Company.
•	Performance goals, metrics, and reward schedules for incentive opportunities under our Annual Performance Pay Plan and Performance Unit Program, with performance targets being set relative to the projected business cycle and business plan.
•	Restricted stock and stock option awards made under the Stock and Incentive Plan, including developing and providing specific recommendations to the Committee on the aggregate number and types of shares to be awarded annually, reviewing the rationale and guidelines for annual stock awards, and recommending changes to the grant types, when appropriate.
•	Retirement awards, which are calculated by an external actuary, under the Halliburton Company Supplemental Executive Retirement Plan, or SERP.

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Use of Independent Consultants and Advisors

The Committee engaged Pearl Meyer as its independent compensation consultant during 2018. Pearl Meyer does not provide any other services to us. The primary responsibilities of the independent compensation consultant were to:

•	Provide independent and objective market data;
•	Conduct compensation analysis;
•	Recommend potential changes to the comparator peer group and performance peer group;
•	Recommend plan design changes;
•	Advise on risks associated with compensation plans; and
•	Review and advise on pay programs and pay levels.

These services are provided as requested by the Committee throughout the year. Based on their review of our executive compensation program, Pearl Meyer concluded that our compensation plans do not appear to present any material risks to the Company or its shareholders in the design, metrics, interaction between incentive plans, or administration of the incentive plans.

Role of Benchmarking, Peer Companies, and Market Data

The Committee regularly assesses the market competitiveness of the Company’s executive compensation program based on data from a comparator peer group. The companies comprising the comparator peer group are selected based on the following considerations:

•	Market capitalization;
•	Revenue and number of employees;
•	Global impact and reach; and
•	Industry affiliation.

Industry affiliation includes companies that are involved in the oil and natural gas and energy services industries. The comparator peer group is reviewed annually by the Committee to ensure relevance, with data provided to the Committee by the independent compensation consultant.

The 2018 comparator peer group was composed of the following peer companies within the energy industry, as well as selected companies representing general industry. This peer group was utilized to determine market levels of total compensation for the 2018 calendar year and was unchanged from 2017:

3M Company	Hess Corporation
Anadarko Petroleum Corporation	Honeywell International Inc.
Apache Corporation	Johnson Controls International plc
Baker Hughes, a GE Company	National Oilwell Varco, Inc.
Caterpillar Inc.	Occidental Petroleum Corporation
ConocoPhillips	Raytheon Company
Deere and Company	Schlumberger Limited
Emerson Electric Co.	Transocean Ltd.
Fluor Corporation	Weatherford International plc

Because of variances in market capitalization and revenue size among the companies comprising our comparator peer group, the market data is size adjusted by revenue as necessary so that it is comparable with our trailing 12 months revenue. These adjusted values are used to compare our executives’ compensation to those of the comparator peer group.

Total compensation for each NEO is structured to target market competitive pay levels in base salary and short- and long-term incentive opportunities. We also place an emphasis on variable pay at risk, which enables this compensation structure to position actual pay above or below the 50th percentile of our comparator peer group depending on performance.

A consistent pre-tax, present value methodology is used in assessing stock-based and other long-term incentive awards, including the Black-Scholes model used to value stock option grants.

The independent compensation consultant gathers and performs an analysis of market data for each NEO, comparing each of their individual components of compensation and total compensation to that of the comparator peer group. This competitive analysis consists of comparing the market data of each of the pay elements and total compensation at the 25th, 50th, and 75th percentiles of the comparator peer group to current compensation for each NEO.

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Pay for Performance Analysis

As part of its analysis, the Committee reviews one-, three-, and five-year pay for performance against our performance peer group as identified in the section entitled “Long-term Incentives”. The review examines the degree of alignment between our ROCE performance compared to the ROCE performance of our performance peer group and our CEO’s realizable compensation relative to the realizable compensation of the CEOs in our comparator peer group.

Total realizable compensation consisted of the following:

•	base salary paid;
•	cash incentive payouts;
•	in-the-money value of stock options grants during the one-, three-, or five-year period valued as of December 31, 2017;
•	face value of restricted stock grants during the one-, three-, or five-year period valued as of December 31, 2017; and
•	for performance-based awards, (i) target value for awards still outstanding as of December 31, 2017, and (ii) realized value for performance periods beginning and ending within the one-, three-, or five-year period.

This analysis supported the Committee’s determination that our pay and performance are appropriately aligned.

Determination of CEO and NEO Target Total Compensation

When determining target total compensation for the CEO, the Committee takes into consideration competitive market pay levels for the CEOs in the comparator peer group. The Committee also considers the CEO’s performance and accomplishments in the areas of business development and expansion, management succession, development and retention of management, ethical leadership, and the achievement of financial and operational objectives.

Each year, our CEO and the members of the Board agree upon a set of objectives addressing the following areas specified in our Corporate Governance Guidelines:

•	Leadership and vision;
•	Integrity;
•	Keeping the Board informed on matters affecting Halliburton;
•	Performance of the business;
•	Development and implementation of initiatives that provide long-term economic benefits;
•	Accomplishment of strategic objectives; and
•	Development of management.

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The Board determined that Mr. Miller met these objectives in 2018 through the following achievements:

LEADERSHIP AND VISION
•	Managed through a seamless CEO transition
•	Led the organization through the business cycle with effective stakeholder communication and maintained high visibility with employees, shareholders, and customers
INTEGRITY
•	Maintained unwavering commitment to our Code of Business Conduct
KEEPING THE BOARD INFORMED
•	Communicated regularly with the members of the Board providing status reports and notification of issues of concern and provided unfettered access to management and subject matter experts
PERFORMANCE OF THE BUSINESS
•	Outperformed the OSX, our direct peers, and our performance peer group in terms of ROCE over the one-, three-, and five-year period ending December 31, 2018; delivered superior performance relative to the OSX, our direct peers, and our performance peer group in terms of TSR for the three-, five- and ten-year period ending December 31, 2018
•	Maintained unwavering commitment to our Health, Safety and Environment program
DEVELOP AND IMPLEMENT INITIATIVES THAT PROVIDE LONG-TERM ECONOMIC BENEFITS
•	Continued to lower the Company’s effective tax rate
ACCOMPLISHMENT OF STRATEGIC OBJECTIVES
•	Continued our international diversification by strengthening our international business and capitalizing on strategic merger and acquisition opportunities
DEVELOPMENT OF MANAGEMENT
•	Exposed the next generation of management to the Board, further enhanced the management/employee succession process, and focused senior management on talent development and diversity initiatives

Other NEO compensation is determined similar to that of the CEO by evaluating each NEO’s performance and considering the market competitive pay levels of the comparator peer group for the NEO’s position.

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2018 Executive Compensation Outcomes

Base Salary

The Committee generally targets base salaries at the median of the comparator peer group. The Committee also considers the following factors when setting base salary:

•	Level of responsibility;
•	Experience in current role and equitable compensation relationships among internal peers;
•	Performance and leadership; and
•	External factors involving competitive positioning, general economic conditions, and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor.

Salary reviews are conducted annually to evaluate each executive. Individual salaries are not necessarily adjusted each year.

The Committee approved the following base salary adjustments effective January 1, 2018:

•	Mr. Miller received a 7.7% increase in annual base salary ($1,300,000 to $1,400,000) to align his base salary with the market median of our comparator peer group;
•	Mr. Rainey received a 4.8% increase in annual base salary ($835,000 to $875,000) based on performance and to more closely align with his internal peer; and
•	Mr. Weber received a 7.7% increase in annual base salary ($650,000 to $700,000) to bring his base salary closer to the market median of our comparator peer group.

Mr. Loeffler’s annual base salary was increased to $375,000 on January 1, 2018. At the time, he was not an executive officer and his compensation was not determined by the Committee.

Short-term (Annual) Incentive

The Annual Performance Pay Plan is designed to reward executives and other key members of management for improving financial results that drive the creation of economic value for our shareholders and provide a means to connect individual cash compensation directly to our performance. It is administered in accordance with the terms of the Stock and Incentive Plan.

The Annual Performance Pay Plan provides an incentive to our NEOs to generate more earnings than normally expected by the shareholders who have provided us with capital to grow our business. We measure achievement of this objective using Cash Value Added, or CVA. CVA is a financial measurement that balances two metrics to measure the amount of economic value added to our business.

The Committee selected CVA as the financial measure upon which to base our Annual Performance Pay Plan because it is a key measure on which we set our performance expectations for the year and we believe it is a proven driver of value creation for our shareholders. The Committee also considers other business performance factors that are important to our shareholders, including health, safety, environment, and service quality, in determining the final payout amounts under the Annual Performance Pay Plan.

Net Operating Profit After Taxes – Capital Charge = CVA

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At the beginning of each plan year, the Committee approves an incentive award schedule that equates levels of CVA performance with cash reward opportunities. The performance goals range from “Threshold” to “Target” to “Maximum”. Threshold reflects the minimum CVA performance level which must be achieved in order for any award to be earned and Maximum reflects the maximum awards that can be earned.

The performance goals are based on our annual operating plan, as reviewed and approved by our Board, and are set at levels to meet or exceed shareholder expectations of our performance, as well as expectations of the relative performance to our competitors. Given the cyclical nature of our business, our performance goals vary from year to year, which can similarly impact the difficulty in achieving the goals.

CVA is computed monthly and aggregated throughout the calendar year. Adjustments in the calculation of CVA may, at times, be approved by the Committee and can include the treatment of unusual items that may have impacted our actual results.

With the exception of Mr. Loeffler, who was not an executive officer at the time, the Committee set the 2018 performance goals for our NEOs based on company-wide consolidated CVA results. Threshold CVA was based on 90% of planned Operating Income, Target CVA on 100% of planned Operating Income, and Maximum CVA on 110% of planned Operating Income. Net Operating Profit After Taxes was calculated excluding charges related to Venezuela asset impairment, as the impact of this item was unknown when the targets were set in February 2018.

The Committee set the 2018 award levels, targeted to the market median, for our NEOs based on the company-wide consolidated CVA results. As noted in the table below, the Company created shareholder value by generating earnings of $788 million in excess of our cost of capital in 2018.

Metric	Threshold	Target	Maximum	Actual
CVA	$385 M	$631 M	$876 M	$788 M

Individual incentive award opportunities are established as a percentage of base salary at the beginning of the plan year based on market competitive targets. The maximum award a NEO can receive is limited to two times the target opportunity level. The level of achievement of annual CVA performance determines the dollar amount of incentive compensation payable to participants following completion of the plan year.

The Committee set incentive award opportunities under the plan as follows:

NEO	Threshold	Target	Maximum
Mr. Miller	60%	150%	300%
Mr. Loeffler(1)	16%	40%	80%
Mr. Brown	44%	110%	220%
Mr. Rainey	44%	110%	220%
Mr. Lesar	50%	125%	250%
Mr. Weber	40%	100%	200%
(1)	Mr. Loeffler was promoted to Chief Financial Officer on November 12, 2018, and he was not an executive officer when the incentive award opportunities were set by the Committee.

Threshold, Target, and Maximum opportunity dollar amounts can be found in the Grants of Plan-Based Awards in Fiscal 2018 table.

Over the past ten years, the Annual Performance Pay Plan achieved Maximum performance levels five times, and Target performance levels two times, and fell short of the Threshold performance level three times, resulting in no payout.

Long-Term Incentives

The Stock and Incentive Plan is designed to reward consistent achievement of value creation and operating performance goals, align management with shareholder interests, and encourage long-term perspective and commitment. Long-term incentives represent the largest component of total executive compensation opportunity.

Our Stock and Incentive Plan provides for a variety of cash and stock-based awards, including restricted stock and units, nonqualified and incentive stock options, performance shares and units, stock appreciation rights, and stock value equivalents. Under the Stock and Incentive Plan, the Committee may, at its discretion, select from among these types of awards to establish individual long-term incentive awards.

Using a mix of incentive vehicles allows us to provide a diversified yet balanced long-term incentive program that effectively addresses volatility in our industry and in the stock market, in addition to maintaining an incentive to meet performance goals. For 2018, we used the following combination of incentive vehicles:

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Vehicle	Weighting	Purpose
Performance Units	50% of Award	Rewards achievement of specific financial goals measured over a three-year performance period
Restricted Stock	35% of Award	Supports leadership retention/stability objectives; five-year vesting period
Stock Options	15% of Award	Rewards for stock price appreciation; three-year vesting period

In determining the size of long-term incentive awards, the Committee first considers market data for comparable positions and then may adjust the awards upwards or downwards based on the Committee’s review of internal equity. This can result in positions of similar magnitude and pay receiving awards of varying size. The December 5, 2018, restricted stock and stock option grants awarded by the Committee to each NEO were based primarily on market data and were targeted to the market median.

Our internal stock nomination process under the Stock and Incentive Plan ensures that all award grant dates are prospective and not retroactive. For NEOs, the grant date is the day the Committee determines annual compensation actions, generally in December of each year. Exercise prices for stock options are set at the closing stock price on the date the grant is approved.

2016 Cycle Performance Unit Program

The 2016 cycle Performance Unit Program provides NEOs and other selected executives with incentive opportunities based on our consolidated ROCE during a three-year performance period. This program reinforces our objectives for sustained long-term performance and value creation. It also reinforces strategic planning processes and balances short- and long-term decision making.

Based on feedback from our shareholders and to more closely align with our strategy of delivering industry-leading returns across the business cycle, in 2015, we modified the metrics in our Performance Unit Program to 100% relative ROCE. The program measures ROCE on a relative basis to the results of our performance peer group used for the Performance Unit Program. The three-year performance period aligns this measurement with our and our performance peer group’s business cycles.

ROCE indicates the efficiency and profitability of our capital investments and is determined based on the ratio of earnings divided by average capital employed.

The calculation is as follows:

The performance peer group used for the Performance Unit Program is comprised of oilfield equipment and services companies and domestic and international exploration and production companies. This peer group is used for the Performance Unit Program because these companies represent the timing, cyclicality, and volatility of the oil and natural gas industry and provide an appropriate industry group for measuring our relative performance. The peer group, disclosed in our 2017 proxy statement, was used for the 2016 cycle of the Performance Unit Program.

The table below shows the incentive opportunity based on Halliburton’s ROCE performance relative to that of our performance peer group. The 2016 cycle of the Performance Unit Program ended on December 31, 2018, and we achieved ROCE of 0.73%, which was above the 75th percentile of our performance peer group’s ROCE of 0.61% and yielded an award paid at 200% of the target opportunity level. In addition to top quartile performance relative to our performance peer group over the three-year cycle, our 2018 ROCE was greater than 10%, which exceeded our cost of capital.

2016 Cycle - Performance Matrix

Halliburton Ranking vs. Performance Peer Group	Threshold 25th Percentile	Target 50th Percentile	Maximum 75th Percentile
Incentive Opportunity as a % of Target	25%	100%	200%

The NEOs received payments in 2019 as set forth in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The program allows for rewards to be paid in cash, stock, or a combination of cash and stock. Over the past ten years, the program has achieved Maximum performance levels four times, Target levels five times, and Threshold levels one time.

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2018 Cycle Performance Unit Program

The Committee set the performance measures on a 100% relative ROCE basis for the 2018 cycle of the Performance Unit Program, with performance measured for the three-year period ending December 31, 2020.

The performance peer group for the 2018 cycle Performance Unit Program is the same as the performance peer group used for the 2017 cycle Performance Unit Program and consists of the following companies:

Anadarko Petroleum Corporation	Nabors Industries Ltd.
Apache Corporation	National Oilwell Varco, Inc.
Baker Hughes, a GE Company	Schlumberger Limited
Chesapeake Energy Corporation	Superior Energy Services, Inc
Devon Energy Corporation	TechnipFMC
Hess Corporation	Transocean Ltd.
Marathon Oil Corporation	Weatherford International plc
Murphy Oil Corporation	The Williams Companies, Inc.

At the end of the three-year performance period, the ROCE of the Company and the performance peer group will be calculated and percentiles will be determined. The table below details the incentive opportunity based on Halliburton’s performance relative to the performance peer group. If Halliburton’s relative performance ranking is below the 25th percentile, there will be no payment. If Halliburton’s relative performance ranking is between the 25th, 50th, and 75th percentiles, the payout will be interpolated accordingly.

2018 Cycle - Performance Matrix

Halliburton Ranking vs. Performance Peer Group	Threshold 25th Percentile	Target 50th Percentile	Maximum 75th Percentile
Incentive Opportunity as a % of Target	25%	100%	200%

Individual incentive opportunities are established based on market references and the NEO’s role within the organization. The Threshold, Target, and Maximum columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards in Fiscal 2018 table indicate the potential payout for each NEO under the Performance Unit Program for the 2018 cycle. The potential payouts are performance driven and completely at risk. Actual payout amounts, if any, will not be determined until the three-year cycle closes on December 31, 2020.

Restricted Stock and Stock Options

Our restricted stock and stock option awards are granted under the Stock and Incentive Plan and are listed in the Grants of Plan-Based Awards in Fiscal 2018 table.

Restricted stock grants are generally subject to a graded vesting schedule of 20% per year over five years. However, different vesting schedules may be utilized at the discretion of the Committee. Shares of restricted stock receive dividend or dividend equivalent payments.

Stock option awards vest over a three-year graded vesting period with 33 1/3% of the grant vesting each year. All options are priced at the closing stock price on the date the grant is approved by the Committee.

The stock and option award columns in the Summary Compensation Table reflect the aggregate grant date fair value of the restricted stock and option awards for each NEO granted during 2018.

Supplemental Executive Retirement Plan

The objective of the Supplemental Executive Retirement Plan, or SERP, is to provide a competitive level of pay replacement upon retirement. The current pay replacement target is 75% of base salary at age 65 with 25 years of service, using the highest annual salary during the last three years of employment.

The material factors and guidelines considered in making an allocation include (i) retirement benefits provided, both qualified and nonqualified; (ii) current compensation; (iii) length of service; and (iv) years of service to normal retirement.

The calculation takes into account the following variables: (i) base salary; (ii) years of service; (iii) age; (iv) employer portion of qualified plan savings; (v) age 65 value of any defined benefit plan; and (vi) existing nonqualified plan balances and any other retirement plans.

Several assumptions are made annually and include a base salary increase percentage, qualified and nonqualified plan contributions and investment earnings, and an annuity rate. These factors are reviewed and approved annually by the Committee in advance of calculating any awards.

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To determine the annual benefit, external actuaries calculate the total lump sum retirement benefit needed at age 65 from all company retirement sources to produce an annual retirement benefit of 75% of highest annual salary during the last three years of employment. Company retirement sources include any Company contributions to qualified benefit plans and contributions to nonqualified benefit plans. If the combination of these two sources does not yield a total retirement balance that will meet the 75% objective, then contributions may be made annually through the SERP to bring the total benefit up to the targeted level.

To illustrate, assume $10 million is needed at age 65 to produce an annual retirement benefit equal to 75% of base salary. The participant is projected to have $3 million in his qualified benefit plans resulting from Company contributions at retirement and $4 million in his nonqualified retirement plans at retirement. Since the total of these two sources is $7 million, a shortfall of $3 million results. This is the amount needed to achieve the 75% pay replacement objective. This shortfall may be offset through annual contributions to the SERP.

Participation in the SERP is limited to the direct reports of the CEO and other selected executives as recommended by the CEO and approved at the discretion of the Committee. However, participation one year does not guarantee future participation. In 2018, the Committee authorized retirement allocations under the SERP to all NEOs as listed in the Supplemental Table: All Other Compensation and the 2018 Nonqualified Deferred Compensation.

All of the NEOs, except Messrs. Loeffler and Weber, are fully vested in their respective account balances. Mr. Weber’s SERP account was forfeited upon his resignation. Balances for active and terminated participants earn interest at an annual rate of 5% and 10%, respectively.

Other Executive Benefits and Policies

Retirement and Savings Plan

All NEOs may participate in the Halliburton Retirement and Savings Plan, which is the defined contribution benefit plan available to all eligible U.S. employees. The matching contribution amounts we contributed on behalf of each NEO are included in the Supplemental Table: All Other Compensation.

Elective Deferral Plan

All NEOs may participate in the Halliburton Elective Deferral Plan, which was established to provide highly compensated employees with an opportunity to defer earned base salary and incentive compensation in order to help meet retirement and other future income needs.

Participants may elect to defer up to 75% of their annual base salary and up to 75% of their incentive compensation into the plan. Deferral elections must be made on an annual basis, including the type and timing of distribution. Plan earnings are based on the NEO’s choice of up to 12 investment options with varying degrees of risk, including the risk of loss. Investment options may be changed by the NEO daily.

In 2018, none of our NEOs participated in this plan. Messrs. Brown, Rainey, and Lesar have account balances from participation in prior years. Messrs. Miller, Loeffler, and Weber are not participants in the plan. Further details can be found in the 2018 Nonqualified Deferred Compensation table.

Benefit Restoration Plan

The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations on contributions imposed under the Internal Revenue Code or due to participation in other plans we sponsor and to defer compensation that would otherwise be treated as excessive remuneration within the meaning of Section 162(m) of the Internal Revenue Code. Awards are made annually to those who meet these criteria and earned interest at an annual rate as defined by the plan document. Awards and corresponding interest balances are 100% vested and distributed upon separation.

In accordance with the plan document, participants earn monthly interest at the 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum. Because the 120% AFR rate was below the 6% minimum interest threshold, plan participants earned interest at an annual rate of 6% in 2018.

In 2018, all NEOs except Mr. Weber received awards under this plan in the amounts included in the Supplemental Table: All Other Compensation and the 2018 Nonqualified Deferred Compensation table.

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Perquisites

Effective January 1, 2019, we eliminated a number of our perquisites including tax gross ups for personal use of corporate aircraft, executive physical examinations, and financial planning reimbursements. We also eliminated reimbursements for country club dues, with the exception of a prior commitment to Mr. Brown which expires upon his retirement in 2019.

A taxable benefit for executive financial planning was provided in 2018 with the amount dependent on the NEO’s level within the company. This benefit does not include tax return preparation. It is paid, only if used, on a reimbursable basis. This benefit was discontinued in 2019.

We do not provide cars to our NEOs. However, a car and part-time driver were used by Messrs. Miller and Lesar for security purposes and so that they can work while in transit to meet customer and our needs.

We provided security at the personal residences of Messrs. Miller, Lesar, and Weber during 2018.

As a result of the recommendations provided by an independent, third-party security consultant, the Board has determined that Messrs. Miller and Lesar (before his retirement) must use company aircraft for all travel. The security study also recommends that their spouses and children use company-provided aircraft. The only personal use of the company aircraft in 2018 for other NEOs is for spousal and dependent travel on select business trips.

Mr. Rainey is an expatriate under our long-term expatriate business practice. A differential is commonly paid to expatriates in assignment locations where the cost of goods and services is greater than the cost for the same goods and services in the expatriate’s home country. Differentials are determined by Mercer/ORC, a third-party consultant. Mr. Rainey receives certain assignment allowances, including a goods and services differential and host country housing and utilities. He also participates in our tax equalization program, which neutralizes the tax effect of the international assignment and approximates the tax obligation the expatriate would pay in his home country.

Specific amounts for the above-mentioned perquisites are detailed for each NEO in the Supplemental Table: All Other Compensation.

Clawback Policy

We have a clawback policy under which we will seek to recoup incentive compensation in all appropriate cases paid to, awarded, or credited for the benefit of any of our executive officers, which include all NEOs, if and to the extent that:

•	The amount of incentive compensation was calculated based on the achievement of financial results that were subsequently reduced due to a restatement of our financial results;
•	The officer engaged in fraudulent conduct that caused the need for the restatement; and
•	The amount of incentive compensation that would have been paid to, awarded, or credited for the benefit of the officer, had our financial results been properly reported, would have been lower than the amount actually paid, awarded, or credited.

The policy also provides that we will seek to recoup incentive compensation in all appropriate cases paid to, awarded to, or credited for the benefit of any of our executive officers, which include all NEOs, and certain other senior officers, if and to the extent that:

•	It is determined that, in connection with the performance of that officer’s duties, he or she breached his or her fiduciary duty by knowingly or recklessly engaging in a material violation of a U.S. federal or state law, or failed to supervise an employee who substantially participated in such a violation; or
•	The officer is named as a defendant in a law enforcement proceeding for having breached his or her fiduciary duty by knowingly or recklessly engaging in a material violation of a U.S. federal or state law, the officer disagrees with the allegations relating to the proceeding, and either (i) we initiate a review and determine that the alleged action is not indemnifiable or (ii) the officer does not prevail at trial, enters into a plea arrangement, agrees to the entry of a final administrative or judicial order imposing sanctions, or otherwise admits to the violation in a legal proceeding.

The disinterested members of the Board and the disinterested members of the Compensation Committee and the Nominating and Corporate Governance Committee may be involved in reviewing, considering, and making determinations regarding the officer’s alleged conduct, whether recoupment is appropriate or required, and the type and amount of incentive compensation to be recouped from the officer.

The policy also provides that, to the extent permitted by applicable law and not previously disclosed in a filing with the SEC, we will disclose in our proxy statement the circumstances of any recoupment arising under the policy or that there has not been any recoupment pursuant to the policy for the prior calendar year. There was no recoupment under the policy in 2018.

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Stock Ownership Requirements

We have stock ownership requirements for our executive officers, which include all the NEOs, to further align their interests with our shareholders.

Our CEO is required to own Halliburton common stock in an amount equal to or in excess of six times his annual base salary. Executive officers that report directly to the CEO are required to own an amount of Halliburton common stock equal to or in excess of three times their annual base salary, and all other executive officers are required to own an amount of Halliburton common stock equal to or in excess of two times their annual base salary. The Committee reviews their holdings, which include restricted shares and all other Halliburton common stock owned by the officer, at each December meeting. Each executive officer has five years to meet the requirements, measured from the date the officer becomes subject to the ownership level for the applicable office.

After the five-year stock ownership period, as described above, executive officers who have not met their minimum ownership requirement must retain 100% of the net shares acquired upon restricted stock vesting until they achieve their required ownership level. During this time period, any stock option exercise must be an exercise and hold.

As of December 31, 2018, all NEOs met the requirements.

Hedging and Pledging

Our executive officers are prohibited from hedging activities related to Halliburton securities and the pledging of Halliburton securities.

Elements of Post-Termination Compensation and Benefits

Termination events that trigger payments and benefits include normal or early retirement, cause, death, disability, and voluntary termination. Post-termination or change-in-control payments may include severance, accelerated vesting of restricted stock and stock options, payments under cash-based short- and long-term incentive plans, payout of nonqualified account balances, and health benefits, among others. The impact of various events on each element of compensation for the NEOs is detailed in the Post-Termination or Change-In-Control Payment table.

Impact of Regulatory Requirements on Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to the CEO, CFO, or any of the three other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Effective for tax years beginning after December 31, 2017, Section 162(m) has been revised to eliminate the performance-based compensation exception.

Prior to this change in the tax law, our Stock and Incentive Plan enabled qualification of stock options, stock appreciation rights, and performance share awards, as well as short- and long-term cash performance plans under Section 162(m). Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy. When designing and implementing our executive compensation program, the Committee considers all relevant factors, including tax deductibility of compensation, and will consider the federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with our executive compensation objectives.

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Executive Compensation Tables

Summary Compensation Table

The following tables set forth information regarding our CEO, CFO, former CFO, and our three other most highly compensated executive officers for the fiscal year ended December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey A. Miller(1)	2018	1,400,000	0	3,137,712	1,253,184	9,628,708	47,006	1,533,288	16,999,898
Chairman, President and Chief Executive Officer	2017	1,175,000	0	10,168,098	1,506,020	8,692,468	59,532	1,477,246	23,078,364
	2016	970,000	0	2,237,972	1,169,685	3,480,500	53,541	1,085,876	8,997,574
Lance Loeffler(2)	2018	375,000	0	1,316,925	626,190	60,626	269	218,632	2,597,642
Executive Vice President and Chief Financial Officer
James S. Brown(3)	2018	900,000	0	1,223,016	488,976	5,286,056	102,419	335,940	8,336,407
Former President – Western Hemisphere	2017	900,000	0	6,244,649	563,380	5,183,420	150,178	1,107,341	14,148,968
	2016	873,000	0	1,295,668	674,883	2,746,217	152,725	1,316,154	7,058,647
Joe D. Rainey	2018	875,000	0	1,223,016	488,976	5,240,944	11,626	3,135,200	10,974,762
President – Eastern Hemisphere	2017	835,000	0	3,703,772	537,948	5,040,420	241,270	3,636,965	13,995,375
	2016	809,950	0	1,295,668	674,883	2,639,032	206,351	2,821,571	8,447,455
David J. Lesar(4)	2018	1,000,000	2,000,000	0	0	13,073,002	267,226	1,112,674	17,452,902
Former Executive Chairman of the Board	2017	1,312,500	0	18,882,089	912,976	14,832,828	372,493	2,311,073	38,623,959
	2016	1,630,000	0	3,704,968	1,933,767	7,892,090	405,647	2,280,441	17,846,913
Christopher T. Weber(5)	2018	599,242	0	0	0	1,052,654	3,900	1,531,533	3,187,329
Former Executive Vice President and Chief Financial Officer	2017	342,234	0	2,738,401	601,910	650,000	0	417,458	4,750,003

(1)	Mr. Miller was appointed as Chairman of the Board effective January 1, 2019.
(2)	Mr. Loeffler was promoted to Chief Financial Officer on November 12, 2018.
(3)	Mr. Brown served as President – Western Hemisphere until February 1, 2019.
(4)	Mr. Lesar retired on December 31, 2018.
(5)	Mr. Weber resigned his position as our Chief Financial Officer effective November 9, 2018.

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Salary. The amounts in the Salary column reflect the salary earned by each NEO.

Stock Awards. The amounts in the Stock Awards column reflect the grant date fair value of the restricted stock awarded in 2018. Except where there is a distinction to make between the two types of awards, this proxy statement refers to both restricted stock and restricted stock units as “restricted stock”. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares or units granted by the closing stock price on the grant date.

Option Awards. The amounts in the Option Awards column reflect the grant date fair value of the stock options awarded in 2018. The fair value of stock options is estimated using the Black-Scholes option pricing model. For a discussion of the assumptions made in these valuations, refer to Note 11 to the Consolidated Financial Statements, Stock-based Compensation, in the Halliburton Company Form 10-K for the fiscal year ended December 31, 2018.

Non-Equity Incentive Plan Compensation. The amounts in the Non-Equity Incentive Plan Compensation column reflect amounts earned in 2018 and paid in 2019 for the Halliburton Annual Performance Pay Plan and the 2016 cycle Performance Unit Program.

The 2018 Halliburton Annual Performance Pay Plan amounts paid to each NEO are: $3,444,980 for Mr. Miller; $60,626 for Mr. Loeffler; $1,624,050 for Mr. Brown; $1,578,938 for Mr. Rainey; $2,050,600 for Mr. Lesar; and $1,052,654 for Mr. Weber.

The 2016 cycle Performance Unit Program amounts paid to each NEO are: $6,183,728 for Mr. Miller; $3,662,006 for Mr. Brown; $3,662,006 for Mr. Rainey; and $11,022,402 for Mr. Lesar. Messrs. Loeffler and Weber were not participants in the 2016 cycle Performance Unit Program. The amounts paid to the NEOs for the 2016 cycle Performance Unit Program differ from what is shown in the Grants of Plan-Based Awards in Fiscal Year 2018 table under Estimated Future Payments Under Non-Equity Incentive Plan Awards. That table indicates the potential award amounts under the 2018 cycle Performance Unit Program, which will close on December 31, 2020.

Change in Pension Value and NQDC Earnings. The amounts in the Change in Pension Value and NQDC Earnings column are attributable to the above-market earnings for various nonqualified plans. The methodology for determining what constitutes above-market earnings is the difference between the interest rate as stated in the applicable nonqualified plan document and the Internal Revenue Service Long-Term 120% AFR rate as of December 31, 2018. The 120% AFR rate used for determining above-market earnings in 2018 was 3.98%.

Halliburton Company Supplemental Executive Retirement Plan Above-Market Earnings. The current interest rate for active participant accounts in the Halliburton Company Supplemental Executive Retirement Plan is 5% as defined by the plan document. The above-market earnings for active participants equaled 1.02% (5% (plan interest) minus 3.98%) for 2018.

NEOs earned above-market earnings for their balances associated with the plan as follows: $39,493 for Mr. Miller; $73,685 for Mr. Brown; $47,235 for Mr. Rainey; $155,243 for Mr. Lesar; and $3,801 for Mr. Weber.

Halliburton Company Benefit Restoration Plan Above-Market Earnings. In accordance with the plan document, participants earn monthly interest at the 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum. Because the 120% AFR rate was below the 6% minimum interest threshold, the above-market earnings associated with this plan were 2.02% (6% (plan interest) minus 3.98%) for 2018.

NEOs earned above-market earnings for their balances associated with the plan as follows: $7,513 for Mr. Miller; $269 for Mr. Loeffler; $11,157 for Mr. Brown; $8,045 for Mr. Rainey; $80,670 for Mr. Lesar; and $99 for Mr. Weber.

Halliburton Company Elective Deferral Plan Above-Market Earnings. The average NEO earnings for the balances associated with the Halliburton Company Elective Deferral Plan were 4.1% for 2018. The above-market earnings associated with this plan equaled 0.08% (4.06% minus 3.98%) for 2018.

NEOs earned above-market earnings for balances associated with the plan as follows: $17,577 for Mr. Brown; and $31,313 for Mr. Lesar. Mr. Rainey’s earnings were below market. Messrs. Miller, Loeffler, and Weber are not participants in and do not have any prior balances in the Halliburton Company Elective Deferral Plan.

The amounts shown in this column differ from the amounts shown for the Supplemental Executive Retirement Plan, the Benefit Restoration Plan, and the Elective Deferral Plan in the 2018 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because that table includes all earnings and losses and the Summary Compensation Table shows above-market earnings only.

All Other Compensation. Detailed information for amounts included in the All Other Compensation column can be found in the Supplemental Table: All Other Compensation.

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Supplemental Table: All Other Compensation

The following table details the components of the All Other Compensation column of the Summary Compensation Table for 2018.

Name	Financial Planning ($)	Charitable Match ($)	HALPAC ($)	Restricted Stock Dividends ($)	HRSP Employer Match ($)	HRSP Basic ($)	Benefit Restoration Plan ($)	SERP ($)	Expatriate Assignment ($)	All Other ($)	Total ($)
Jeffrey A. Miller	1,473	113,500	5,000	279,796	13,750	5,500	78,750	876,000	0	159,519	1,533,288
Lance Loeffler	0	17,685	0	29,447	0	5,500	7,000	159,000	0	0	218,632
James S. Brown	10,000	780	4,935	155,746	13,750	5,500	43,750	0	0	101,479	335,940
Joe D. Rainey	23,875	0	0	0	13,750	5,500	42,000	464,000	2,577,873	8,202	3,135,200
David J. Lesar	15,000	112,295	5,000	415,572	13,750	5,500	50,750	0	0	494,807	1,112,674
Christopher T. Weber	0	875	4,250	34,513	11,000	0	0	0	0	1,480,895	1,531,533

Financial Planning. This program allows NEOs to receive financial planning services from accredited financial planners. Tax planning is not covered under this program. The amount is based on the services the NEO received in 2018. This benefit was eliminated effective January 1, 2019.

Charitable Match. Charitable Match consists of two separate programs: Halliburton Giving Choices and the Halliburton Foundation. The Halliburton Giving Choices Program allows NEOs and other employees to donate to approved not-for-profit charities of their choice. We match donations by contributing ten cents for every dollar contributed by employees. Matching amounts donated to charities on behalf of the NEOs were: $1,000 for Mr. Miller; $360 for Mr. Loeffler; and $875 for Mr. Weber. The Halliburton Foundation allows NEOs and other employees to donate to approved universities, medical hospitals, and primary schools of their choice. In 2018, the Halliburton Foundation matched donations up to $20,000 on a 2.25 for 1 basis. Messrs. Miller and Lesar participated in the Halliburton Foundation’s matching program for Directors, which allowed their 2018 contributions up to $50,000 to be matched on a 2.25 for 1 basis. For 2018, the matching contributions were $112,500 for Mr. Miller; $17,325 for Mr. Loeffler; and $112,295 for Mr. Lesar.

Halliburton Political Action Committee. The Halliburton Political Action Committee, or HALPAC, allows NEOs and other eligible employees to donate to political candidates and participate in the political process. We match the NEOs’ and other employees’ donations to HALPAC dollar-for-dollar to a 501(c)(3) status nonprofit organization of the contributor’s choice. The amounts shown represent the match amounts donated to charities on behalf of the NEOs in 2018.

Restricted Stock Dividends. This is the amount of dividends paid on restricted stock held by NEOs in 2018. With the exception of restricted stock awards made to Mr. Brown and Mr. Lesar in June of 2017, restricted stock units granted to employees do not receive dividend payments.

Halliburton Retirement and Savings Plan Employer Match. This is the contribution we made on behalf of each NEO to the Halliburton Company Retirement and Savings Plan, our defined contribution plan. We match employee contributions up to 5% of each employee’s eligible base salary up to the 401(a)(17) compensation limit of $275,000 in 2018.

Halliburton Retirement and Savings Plan Basic Contribution. This is the contribution we made on behalf of each NEO to the Halliburton Company Retirement and Savings Plan. If actively employed on December 31, 2018, or if they meet retirement eligibility requirements of the plan as of their separation date, each employee receives a contribution equal to 2% of their eligible base pay up to the 401(a)(17) compensation limit of $275,000 in 2018.

Halliburton Company Benefit Restoration Plan. This is the award earned under the Halliburton Company Benefit Restoration Plan in 2018 as discussed in the Benefit Restoration Plan section of Compensation Discussion and Analysis. Associated interest, awards, and beginning and ending balances for the Halliburton Company Benefit Restoration Plan are included in the 2018 Nonqualified Deferred Compensation table.

Halliburton Company Supplemental Executive Retirement Plan. This is the award approved under the Halliburton Company Supplemental Executive Retirement Plan in 2018 as discussed in the Supplemental Executive Retirement Plan section of Compensation Discussion and Analysis. Associated interest, awards, and beginning and ending balances for the Halliburton Company Supplemental Executive Retirement Plan are included in the 2018 Nonqualified Deferred Compensation table.

Expatriate Assignment. In 2018, Mr. Rainey received compensation associated with his expatriate assignment similar in type to that received by other expatriates on comparable assignments. He received $79,736 for cost of living adjustment; $87,500 mobility premium; $2,283,284 for tax equalization; $500 for tax preparation fees; $113,784 for imputed housing allowance; and $13,069 for auto imputed allowance.

All Other.

•	Country Club Membership Dues. Club memberships are approved for business purposes only. During 2018, we paid club membership dues for Mr. Brown in the amount of $48,000. Beginning January 1, 2019, we will no longer pay country club membership dues for our NEOs, except for a prior commitment to Mr. Brown which expires upon his retirement in 2019.

•	Aircraft Usage. As a result of the recommendations provided by an independent, third-party security consultant, the Board has determined that Messrs. Miller and Lesar (before his retirement) must use company aircraft for all travel. The security study also recommends that their spouses and children use company-

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provided aircraft. The only personal use of company aircraft in 2018 for other NEOs was for spousal and dependent travel on select business trips. For 2018, the incremental cost to us for this personal use of our aircraft was as follows: $27,561 for Mr. Miller; $22,175 for Mr. Brown; $5,069 for Mr. Rainey; and $417,528 for Mr. Lesar. For total compensation purposes in 2018, we valued the incremental cost of the personal use of aircraft using a method that takes into account: landing, parking, hanger, flight planning services, and dead-head costs; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; any customs, foreign permit, and similar fees; and passenger ground transportation. For tax purposes, we impute income to the NEO for the value of the spousal and dependent travel on select business trips and reimburse the NEO for the tax impact of the imputed income. For 2018, tax reimbursements for imputed income associated with this spousal and dependent travel were as follows: $32,312 for Mr. Miller; $31,304 for Mr. Brown; $3,133 for Mr. Rainey; and $47,218 for Mr. Lesar. Effective January 1, 2019, NEOs will no longer be reimbursed for the tax impact of any imputed income resulting from aircraft usage.

•	Home Security. We provide security for residences based on risk assessments which consider the NEO’s position. In 2018, home security costs were as follows: $91,603 for Mr. Miller; $4,516 for Mr. Lesar; and $44,360 for Mr. Weber.

•	Car/Driver. A car and part-time driver were used by Messrs. Miller and Lesar for security purposes and so that they can work while in transit to meet customer and our needs. In 2018, the cost to us was $8,044 and $9,507, respectively.

•	Other Compensation for Mr. Lesar. In 2018, Mr. Lesar received $2,672 in imputed income for relocation, $1,683 for tax equalization, and $11,684 in retirement gifts.

•	Other Compensation for Mr. Weber. In 2018, Mr. Weber’s other compensation consisted of $1,400,000 in severance, $15,000 in lieu of outplacement services, and a $21,535 unused vacation payment.

Grants of Plan-Based Awards in Fiscal 2018

The following table represents amounts associated with the 2018 cycle Performance Unit Program, the 2018 Annual Performance Pay Plan, and restricted stock and stock option awards granted in 2018 to our NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Stock or Units (#)	Underlying Options (#)	Awards ($/Share)	Awards ($)
Jeffrey A. Miller		1,182,114	4,728,457	9,456,914	(1)
		840,000	2,100,000	4,200,000	(2)
	12/05/2018					99,800			3,137,712
	12/05/2018						171,200	$31.44	1,253,184
Lance Loeffler		60,000	150,000	300,000	(2)
	01/02/2018					7,660			380,013
	01/02/2018						20,416	$49.61	252,138
	12/05/2018					29,800			936,912
	12/05/2018						51,100	$31.44	374,052
James S. Brown		475,985	1,903,942	3,807,883	(1)
		396,000	990,000	1,980,000	(2)
	12/05/2018					38,900			1,223,016
	12/05/2018						66,800	$31.44	488,976
Joe D. Rainey		422,349	1,689,396	3,378,792	(1)
		385,000	962,500	1,925,000	(2)
	12/05/2018					38,900			1,223,016
	12/05/2018						66,800	$31.44	488,976

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		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Stock or Units (#)	Underlying Options (#)	Awards ($/Share)	Awards ($)
David J. Lesar		716,250	2,865,000	5,730,000	(1)
		500,000	1,250,000	2,500,000	(2)

Christopher T. Weber(3)		314,743	1,258,970	2,517,940	(1)
		280,000	700,000	1,400,000	(2)

(1)	Opportunity levels under the 2018 cycle of the Performance Unit Program.
(2)	Opportunity levels under the 2018 Halliburton Annual Performance Pay Plan.
(3)	The amounts reflected were the initial opportunity levels under the 2018 cycle of the Performance Unit Program and the 2018 Annual Performance Pay Plan for Mr. Weber. Because of his resignation, no payment will be made to him under the 2018 cycle of the Performance Unit Program; however, he received a prorated payment under the 2018 Annual Performance Pay Plan.

As indicated by footnote (1), the opportunities for each NEO under the 2018 cycle Performance Unit Program if the Threshold, Target, or Maximum levels are achieved are reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. The potential payouts are performance driven and completely at risk. For more information on the 2018 cycle Performance Unit Program, refer to Long-term Incentives in Compensation Discussion and Analysis.

As indicated by footnote (2), the opportunities for each NEO under the 2018 Halliburton Annual Performance Pay Plan are also reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. The potential payouts are performance driven and completely at risk. For more information on the 2018 Halliburton Annual Performance Pay Program, refer to Short-term (Annual) Incentive in Compensation Discussion and Analysis.

All restricted stock and nonqualified stock option awards are granted under the Stock and Incentive Plan. The awards listed under All Other Stock Awards: Number of Shares of Stock or Units and under All Other Option Awards: Number of Securities Underlying Options were awarded to each NEO on the date indicated by the Compensation Committee.

The restricted stock grants awarded to the NEOs during 2018 are subject to a graded vesting schedule of 20% per year over five years. All restricted shares are priced at fair market value on the date of grant. Quarterly dividends are paid on the restricted shares at the same time and rate payable on our common stock, which was $0.18 per share during 2018. The shares may not be sold or transferred until fully vested. The shares remain subject to forfeiture during the restricted period in the event of the NEO’s termination of employment or an unapproved early retirement.

Nonqualified stock options granted in 2018 vest over a three-year graded vesting period with 33 1/3% of the options vesting each year. All options are priced at the fair market value on the date of grant using the Black-Scholes options pricing model. There are no voting or dividend rights unless the NEO exercises the options and acquires the shares.

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Outstanding Equity Awards at Fiscal Year End 2018

The following table represents outstanding stock option and restricted stock awards for our NEOs as of December 31, 2018. The market value of shares or units of stock not vested was determined by multiplying the number of unvested restricted shares at year end by the closing price of our common stock on the NYSE of $26.58 on December 31, 2018.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)
Jeffrey A. Miller(1)	12/4/2013	55,700	–	50.62	12/4/2023	–	–
	8/1/2014	–	–			45,300	1,204,074
	12/3/2014	115,100	–	40.75	12/3/2024	12,400	329,592
	12/2/2015	99,200	–	38.95	12/2/2025	22,280	592,202
	12/7/2016	46,334	23,166	53.54	12/7/2026	25,080	666,626
	6/1/2017	–	–			150,000	3,987,000
	12/6/2017	42,834	85,666	43.38	12/6/2027	61,680	1,639,454
	12/5/2018	–	171,200	31.44	12/5/2028	99,800	2,652,684
TOTAL		359,168	280,032			416,540	11,071,632
Lance Loeffler(2)	9/8/2014	–	–			1,000	26,580
	1/2/2015	15,594	–	39.49	1/2/2025	3,292	87,501
	5/1/2015	–	–			406	10,791
	1/4/2016	18,609	9,303	34.48	1/4/2026	6,264	166,497
	1/3/2017	5,560	11,118	55.68	1/3/2017	5,186	137,844
	5/3/2017	–	–			8,840	234,967
	1/2/2018	–	20,416	49.61	1/2/2028	7,660	203,603
	12/5/2018	–	51,100	31.44	12/5/2028	29,800	792,084
TOTAL		39,763	91,937			62,448	1,659,867
James S. Brown(3)	12/1/2010	26,100	–	39.19	12/1/2020	–	–
	12/6/2011	43,700	–	35.57	12/6/2021	–	–
	12/5/2012	56,900	–	33.50	12/5/2022	–	–
	12/4/2013	45,500	–	50.62	12/4/2023	–	–
	12/3/2014	59,500	–	40.75	12/3/2024	6,400	170,112
	12/2/2015	58,700	–	38.95	12/2/2025	13,160	349,793
	12/7/2016	26,734	13,366	53.54	12/7/2026	14,520	385,942
	6/1/2017	–	–			108,743	2,890,389
	12/6/2017	16,024	32,046	43.38	12/6/2027	23,936	636,219
	12/5/2018	–	66,800	31.44	12/5/2028	38,900	1,033,962
TOTAL		333,158	112,212			205,659	5,466,417

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)
Joe D. Rainey(4)	12/6/2011	14,566	–	35.57	12/6/2021	–	–
	12/5/2012	37,933	–	33.50	12/5/2022	–	–
	12/4/2013	45,500	–	50.62	12/4/2023	–	–
	12/3/2014	59,500	–	40.75	12/3/2024	6,400	170,112
	12/2/2015	58,700	–	38.95	12/2/2025	13,160	349,793
	12/7/2016	26,734	13,366	53.54	12/7/2026	14,520	385,942
	5/17/2017	–	–			54,089	1,437,686
	12/6/2017	15,301	30,599	43.38	12/6/2027	22,080	586,886
	12/5/2018	–	66,800	31.44	12/5/2028	38,900	1,033,962
TOTAL		258,234	110,765			149,149	3,964,381
David J. Lesar(5)	12/1/2010	108,000	–	39.19	12/1/2020	–	–
	12/6/2011	141,900	–	35.57	12/6/2021	–	–
	12/5/2012	208,900	–	33.50	12/5/2022	–	–
	12/4/2013	137,900	–	50.62	12/4/2023	–	–
	12/3/2014	178,100	–	40.75	12/3/2024	–	–
	12/2/2015	176,900	–	38.95	12/2/2025	–	–
	12/7/2016	76,601	38,299	53.54	12/7/2026	–	–
	6/1/2017	–	–			–	–
	12/6/2017	25,967	51,932	43.38	12/6/2027	–	–
TOTAL		1,054,268	90,231			–	–
Christopher T. Weber(6)	6/22/2017	6,059	–	41.90	2/7/2019	–	–
TOTAL		6,059	–			–	–

(1)	Mr. Miller’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule, except for the August 1, 2014, and June 1, 2017, awards, which each vest 100% five years from the date of grant.
(2)	Mr. Loeffler’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule, except for the May 3, 2017, award, which will vest 100% three years from the date of grant.
(3)	Mr. Brown’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule, except the June 1, 2017, grant which vests 50% provided that he remains employed by us through December 31, 2019, or his employment is earlier terminated, other than for early retirement, cause, or a fiduciary violation. The remaining one-half of the equity grant will be valued on the termination date and paid in three equal annual installments beginning on the first anniversary of his termination.
(4)	Mr. Rainey’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule, except for the May 17, 2017, grant which vests 100% five years from the date of grant.
(5)	As a result of his retirement, Mr. Lesar’s restricted stock was vested and his outstanding options maintained their original vesting schedules and expiration dates.
(6)	As a result of his resignation, Mr. Weber’s restricted stock was vested and unvested stock options were cancelled.

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2018 Option Exercises and Stock Vested

The following table represents stock options exercised and restricted shares that vested during fiscal year 2018 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey A. Miller	–	–	54,960	1,702,802
Lance Loeffler	–	–	6,235	302,458
James S. Brown	–	–	49,499	1,545,410
Joe D. Rainey	–	–	29,580	920,111
David J. Lesar	–	–	428,569	12,554,410
Christopher T. Weber	–	–	64,628	2,063,607

The value realized for vested restricted stock awards was determined by multiplying the fair market value of the shares (closing price of our common stock on the NYSE on the vesting date) by the number of shares that vested. Shares vested on various dates throughout the year. The value listed represents the aggregate value of all shares that vested for each NEO in 2018.

2018 Nonqualified Deferred Compensation

The 2018 Nonqualified Deferred Compensation table reflects balances in our nonqualified plans as of January 1, 2018, contributions made by the NEO and us during 2018, earnings (the net of the gains and losses on funds, as applicable), distributions, and the ending balance as of December 31, 2018. The plans are described in Compensation Discussion and Analysis.

Name	Plan	01/01/18 Balance ($)	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Jeffrey A. Miller	SERP	3,886,611	0	876,000	194,180	0	4,956,791
	Benefit Restoration	376,702	0	78,750	22,506	0	477,958
	TOTAL	4,263,313	0	954,750	216,686	0	5,434,749
Lance Loeffler	SERP	0	0	159,000	0	0	159,000
	Benefit Restoration	13,557	0	7,000	809	0	21,366
	TOTAL	13,557	0	166,000	809	0	180,366
James S. Brown	SERP	7,238,913	0	0	361,794	0	7,600,707
	Benefit Restoration	558,223	0	43,750	33,374	0	635,347
	Elective Deferral	1,097,623	0	0	61,262	0	1,158,885
	TOTAL	8,894,759	0	43,750	456,430	0	9,394,939
Joe D. Rainey	SERP	4,642,172	0	464,000	231,994	0	5,338,166
	Benefit Restoration	402,706	0	42,000	24,073	0	468,779
	Elective Deferral	3,748,466	0	0	105,535	0	3,854,001
	TOTAL	8,793,344	0	506,000	361,602	0	9,660,946
David J. Lesar	SERP	15,243,544	0	0	761,936	0	16,005,480
	Benefit Restoration	4,030,240	0	50,750	241,074	0	4,322,064
	Elective Deferral	1,404,137	0	0	87,198	0	1,491,334
	TOTAL	20,677,921	0	50,750	1,090,208	0	21,818,878
Christopher T. Weber(1)	SERP	–	–	–	–	–	–
	Benefit Restoration	5,056	0	0	300	0	5,356
	TOTAL	5,056	0	0	300	0	5,356

(1)	Mr. Weber’s SERP balance of $396,846 was forfeited as a result of his resignation.

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Employment Contracts and Change-in-Control Arrangements

Employment Contracts

All of our NEOs have employment agreements with us that contain substantial non-compete and non-solicitation provisions post separation.

The employment agreements for Messrs. Miller, Loeffler, and Rainey provide that if the agreement is terminated by the employee for good reason or by death, disability, or retirement or his employment is terminated by the company for any reason other than cause or a fiduciary violation, all restrictions on restricted stock and units will lapse. In addition, in the case of a termination by the employee for good reason or termination by the company for any reason other than cause or a fiduciary violation, the employee will receive a lump sum cash payment equal to two years of his base salary then in effect.

Mr. Brown’s employment agreement provides that if the agreement is terminated by Mr. Brown for good reason or by death, disability, retirement, or early retirement or his employment is terminated by us for any reason other than cause or a fiduciary violation, all restrictions on restricted stock and units, other than a restricted stock unit grant valued at $5 million (the Brown equity grant), will lapse. In addition, provided that Mr. Brown remains employed by us through December 31, 2019, or his employment is earlier terminated for any of the above reasons other than early retirement, he will receive one-half of the value of the Brown equity grant in the form of Halliburton common stock. The remaining one-half of that equity grant will be valued on the termination date and paid in three equal annual installments beginning on the first anniversary of his termination, provided that he remains in compliance with his continuing obligations under the employment agreement, which include three-year non-compete and non-solicitation provisions. In addition, in the case of a termination by Mr. Brown for good reason or termination by the company for any reason other than cause or a fiduciary violation, Mr. Brown will receive a lump sum cash payment equal to two years of his base salary then in effect.

Mr. Lesar retired as Executive Chairman on December 31, 2018. In accordance with his employment agreement, his participation continues for the 2017 and 2018 cycles of the Performance Unit Program, all restrictions on his restricted stock lapsed, he received a lump sum cash payment of $2 million, and one-half of the restricted stock unit for 326,229 shares (the Lesar equity grant) was distributed in the form of Halliburton common stock. The remaining one-half of the Lesar equity grant was valued based on the closing price of our common stock on the NYSE of $26.58 on December 31, 2018, and will be paid in four equal annual installments beginning on December 31, 2019, provided that he remains in compliance with his continuing obligations under the employment agreement, which include four-year non-compete and non-solicitation provisions. The employment agreement also provides that we will reimburse Mr. Lesar for reasonable office space rental, secretarial support, and security for a period of five (5) years from the date of his retirement, for which we estimate the annual cost to be approximately $251,475.

Mr. Weber resigned as Chief Financial Officer effective November 9, 2018. In accordance with the Separation Agreement we entered into with Mr. Weber, he received a severance payment of $1.4 million, a pro rated payment of incentive compensation earned under the Company’s Annual Performance Pay Plan for 2018, and all restrictions on his restricted stock lapsed. The Separation Agreement restricts Mr. Weber from competing with us or soliciting our personnel for a period of two years.

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Change-In-Control Arrangements

We do not maintain individual change-in-control agreements or provide for excise tax gross-ups on any payments associated with a change-in-control. Some of our compensation plans, however, contain change-in-control provisions, which could result in payment of specific benefits.

Under the Stock and Incentive Plan, in the event of a change-in-control, the following will occur automatically:

•	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable;
•	any restrictions on restricted stock awards shall immediately lapse;
•	all performance measures upon which an outstanding performance award is contingent are deemed achieved and the holder receives a payment equal to the maximum amount of the award he or she would have been entitled to receive, prorated through the date of the change-in-control; and
•	any outstanding cash awards, including stock value equivalent awards, immediately vest and are paid based on the vested value of the award.

Under the Annual Performance Pay Plan:

•	in the event of a change-in-control during a plan year, a participant will be entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, prorated through the date of the change-in-control; and
•	in the event of a change-in-control after the end of a plan year but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for the plan year.

Under the Performance Unit Program:

•	in the event of a change-in-control during a performance cycle, a participant will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, prorated through the date of the change-in-control; and
•	in the event of a change-in-control after the end of a performance cycle but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.

Under the Employee Stock Purchase Plan, in the event of a change-in-control, unless the successor corporation assumes or substitutes new stock purchase rights:

•	the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation Committee prior to the effective date of the change-in-control; and
•	upon such effective date, any unexercised stock purchase rights will expire and we will refund to each participant the amount of his or her payroll deductions made for purposes of the Employee Stock Purchase Plan that have not yet been used to purchase stock.

As noted in the Compensation Discussion and Analysis, the Stock and Incentive Plan was amended on February 13, 2019, subject to shareholder approval, to implement a new double-trigger vesting provision upon a change-of-control.

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Post-Termination or Change-in-Control Payments

The following tables and narratives represent the impact of certain termination events or a change-in-control on each element of compensation for NEOs as of December 31, 2018. Mr. Lesar is not included in the table because he retired on December 31, 2018. Mr. Weber is not included in the table because he resigned effective November 9, 2018. Refer to Employment Contracts for a summary of the payments each is entitled to as a result of those events.

		Termination Event
Name	Payments	Resignation ($)	Early Retirement w/o Approval ($)	Early Retirement w/Approval ($)	Normal Retirement ($)	Term for Cause ($)	Term w/o Cause ($)	Change in Control ($)
Jeffrey A.	Severance	0	0	0	0	0	2,800,000	0
Miller	Annual Perf. Pay Plan	0	0	0	0	0	0	4,200,000
	Restricted Stock	0	0	11,071,632	11,071,632	0	11,071,632	11,071,632
	Stock Options	0	0	0	0	0	0	0
	Performance Units	0	0	6,972,558	6,972,558	0	0	6,972,558
	Nonqualified Plans	5,434,749	5,434,749	5,434,749	5,434,749	5,434,749	5,434,749	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	5,434,749	5,446,749	23,490,939	23,478,939	5,434,749	19,306,381	22,244,190
Lance	Severance	0	0	0	0	0	750,000	0
Loeffler	Annual Perf. Pay Plan	0	0	0	0	0	0	300,000
	Restricted Stock	0	0	1,659,867	1,659,867	0	1,659,867	1,659,867
	Stock Options	0	0	0	0	0	0	0
	Performance Units	0	0	0	0	0	0	0
	Nonqualified Plans	180,366	180,366	180,366	180,366	180,366	180,366	0
	Health Benefits	0	0	0	0	0	0	0
	TOTAL	180,366	180,366	1,840,233	1,840,233	180,366	2,590,233	1,959,867
James S.	Severance	0	0	0	0	0	1,800,000	0
Brown	Annual Perf. Pay Plan	0	0	0	0	0	0	1,980,000
	Restricted Stock	0	0	5,466,417	5,466,417	0	5,466,417	5,466,417
	Stock Options	0	0	0	0	0	0	0
	Performance Units	0	0	3,474,577	3,474,577	0	0	3,474,577
	Nonqualified Plans	9,394,939	9,394,939	9,394,939	9,394,939	9,394,939	9,394,939	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	9,394,939	9,406,939	18,347,933	18,335,933	9,394,939	16,661,356	10,920,994
Joe D.	Severance	0	0	0	0	0	1,750,000	0
Rainey	Annual Perf. Pay Plan	0	0	0	0	0	0	1,925,000
	Restricted Stock	0	0	3,964,381	3,964,381	0	3,964,381	3,964,381
	Stock Options	0	0	0	0	0	0	0
	Performance Units	0	0	3,331,547	3,331,547	0	0	3,331,547
	Nonqualified Plans	9,660,946	9,660,946	9,660,946	9,660,946	9,660,946	9,660,946	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	9,660,946	9,672,946	16,968,874	16,956,874	9,660,946	15,375,327	9,220,928

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Resignation. Resignation is defined as leaving employment with us voluntarily, without having attained early or normal retirement status (see the applicable sections below for information on what constitutes these statuses). Upon resignation, the following actions will occur for the NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Restricted Stock. Any restricted stock holdings would be forfeited upon the date of resignation. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2018 table.
•	Stock Options. The NEO must exercise outstanding, vested options within 30 - 90 days after the NEO’s resignation or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2018 table.
•	Performance Units. The NEO would not be eligible to receive payments under the Performance Unit Program.
•	Nonqualified Plans. The NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2018 Nonqualified Deferred Compensation table. Payments from the Halliburton Company Supplemental Executive Retirement Plan and Halliburton Company Benefit Restoration Plan are paid out of an irrevocable grantor trust. The principal and income of the trust are treated as our assets and income for federal income tax purposes and are subject to the claims of our general creditors to the extent provided in the plan. The Halliburton Elective Deferral Plan is unfunded and we make payments from our general assets. Payments from these plans may be paid in a lump sum or in annual installments for a maximum ten-year period.
•	Health Benefits. The NEO is not eligible for the $12,000 credit to assist in paying for retiree medical costs.

Early Retirement. A NEO becomes eligible for early retirement when the NEO has attained age 55 with ten years of service or when the NEO’s age and years of service equals 70 points. Eligibility for early retirement does not guarantee retention of stock awards (lapse of forfeiture restrictions on restricted stock and ability to exercise outstanding options for the remainder of the stated term). Early retirement eligibility is a condition that must be met before the Compensation Committee will consider retention of stock awards upon separation from employment. For example, if a NEO is eligible for early retirement but is leaving us to go to work for a competitor, then the NEO’s stock awards would not be considered for retention.

Early Retirement (Without Approval). The impact on the NEO’s various elements of compensation is the same as described under Resignation except as follows:

•	Health Benefits. A NEO that was age 40 or older as of December 31, 2004, and qualifies for early retirement under our health and welfare plans, which require that the NEO has attained age 55 with ten years of service or that the NEO’s age and years of service equals 70 points with a minimum of ten years of service, is eligible for a $12,000 credit toward retiree medical costs incurred prior to age 65. The credit is only applicable if the NEO chooses Halliburton retiree medical coverage. This benefit is amortized as a monthly credit applied to the cost of retiree medical coverage based on the number of months from the time of early retirement to age 65. For example, if a NEO is 10 years or 120 months away from age 65 at the time of the NEO’s early retirement, the NEO will receive a monthly credit in the amount of $100 ($12,000/120 months). Should the NEO choose not to elect coverage with Halliburton after the NEO’s separation, the NEO would not receive any cash in lieu of the credit.

Early Retirement (With Approval). The following actions will occur for the NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Restricted Stock. Any stock holdings restrictions would lapse upon the date of retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2018 table.
•	Stock Options. The NEO will be granted retention of the NEO’s option awards. The unvested awards will continue to vest per the vesting schedule outlined in the NEO stock option agreements and any vested options will not expire until 10 years from the grant award date. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2018 table.
•	Performance Units. The NEO will participate on a prorated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March of the year following the close of the cycle.
•	Nonqualified Plans. The NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2018 Nonqualified Deferred Compensation table. Refer above to Resignation for more information on Nonqualified Plans.
•	Health Benefits. Same as described under Early Retirement (Without Approval).

Normal Retirement. A NEO would be eligible for normal retirement should the NEO cease employment at age 65 or later. The impact on the NEO’s various elements of compensation is the same as described under Early Retirement (With Approval) except as follows:

•	Health Benefits. The NEO is not eligible for the $12,000 credit to assist in paying for retiree medical costs.

Termination (For Cause). Should we terminate a NEO for cause, such as violating our Code of Business Conduct, the impact on the NEO’s various elements of compensation is the same as described under Resignation.

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Termination (Without Cause). Should we terminate a NEO without cause, such as termination at our convenience, then the provisions of the NEO’s employment agreement related to severance payments and lapsing of stock restrictions would apply. Payments for these items are conditioned on a release agreement being executed by the NEO. The impact on the NEO’s various elements of compensation is the same as described under Normal Retirement except as follows:

•	Severance Pay. Severance is paid according to terms of the applicable employment agreement. Messrs. Miller, Loeffler, Brown, and Rainey would receive severance in the amount of two times base salary at the time of termination.
•	Performance Units. No payment would be paid to the NEO under the Performance Unit Program.

Change-in-Control. Should a change-in-control take place, the following actions will occur for the NEO’s various elements of compensation:

•	Annual Performance Pay Plan. In the event of a change-in-control during a plan year, the NEO is entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, prorated through the date of the change-in-control. In the event of a change-in-control after the end of a plan year but before the payment date, the NEO is entitled to an immediate cash payment equal to the incentive earned for the plan year.
•	Restricted Stock. Restricted shares under the Stock and Incentive Plan are automatically vested. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2018 table.
•	Stock Options. Any outstanding options shall become immediately vested and fully exercisable by the NEO. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2018 table.
•	Performance Units. In the event of a change-in-control during a performance cycle, the NEO will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, prorated through the date of the change-in-control. In the event of a change-in-control after the end of a performance cycle but before the payment date, the NEO is entitled to an immediate cash payment equal to the incentive earned for that performance cycle.

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Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2018, with respect to our equity compensation plans.

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	21,221,321	$45.44	36,385,477
Equity compensation plans not approved by security holders	—	—	—
TOTAL	21,221,321	$45.44	36,385,477

CEO Pay Ratio

For 2018, the annual total compensation of our CEO was 193 times the median of the annual total compensation of all employees, based on annual total compensation of $17,016,991 for the CEO and $88,244 for the median employee. There was no material change in our employee demographics and compensation structure; therefore, the median employee identified in 2017 was utilized in our 2018 analysis. What follows is a description of the methodology used from 2017.

This disclosure is based on an October 1, 2017, employee population of 52,833, of which 21,862 were U.S. employees and 30,971 were non-U.S. employees. We excluded from this employee population 2,637 non-U.S. employees from 47  countries as the total number of employees from these non-U.S. jurisdictions was less than 5% of our total employee population. After applying the exclusion, the total employee population was 50,196.

Non-U.S. Employee Country Exclusions
Country	Headcount	Country	Headcount	Country	Headcount	Country	Headcount
Ecuador	442	Cameroon	55	Chile	17	Ukraine	4
Azerbaijan	417	Panama	51	Spain	14	Hungary	3
Kazakhstan	378	Poland	48	Belgium	11	Kenya	3
Congo	158	Romania	46	Philippines	11	Uganda	3
Germany	113	France	35	Mozambique	10	Switzerland	2
Italy	113	Papua New Guinea	31	Turkmenistan	7	Equatorial Guinea	2
Netherlands	110	Bangladesh	28	Tanzania	7	Turkey	2
Bolivia	109	Denmark	27	Austria	6	South Africa	2
Trinidad & Tobago	84	Peru	23	Cyprus	6	Albania	1
Ghana	64	Suriname	23	Israel	5	Bulgaria	1
New Zealand	59	Cote d’Ivoire	21	South Korea	4	Gabon	1
Vietnam	57	Japan	19	Myanmar	4

The median employee was identified using base pay, overtime pay, bonuses, allowances, and premiums. We used the total gross wages of all employees as of our determination date of October 1, 2017, as a reasonable estimate of the median total gross wages for the employee population and identified all employees within 1% of the median total gross wages. From this group we selected an employee as a reasonable representative of our median employee. Annual total compensation for both the CEO and the median employee was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K.

The annual total compensation for our CEO includes both the amount reported in the “Total” column of our 2018 Summary Compensation Table, $16,999,898, and the estimated value of our CEO’s health and welfare benefits, $17,093. Due to the flexibility afforded in calculating the CEO pay ratio, the ratio may not be comparable to CEO pay ratios presented by other companies.

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Proposal No. 4 Proposal to Amend and Restate the Halliburton Company Stock and Incentive Plan

Introduction

The Halliburton Company Stock and Incentive Plan was last approved by shareholders at the 2017 annual meeting and reserved 27,136,621 shares for issuance thereunder.

The proposed amendment and restatement of the Stock and Incentive Plan replenishes the pool of shares of Halliburton common stock available for issuance under the Stock and Incentive Plan by adding 25,000,000 shares. This proposal changes the treatment of awards under the Stock and Incentive Plan in the event of a change-in-control of Halliburton, adds an annual limit to all compensation, whether pursuant to the Stock and Incentive Plan or otherwise, that can be paid to Halliburton’s non-management Directors, and makes other changes as described in the following summary of the Stock and Incentive Plan. The Stock and Incentive Plan is the only active plan used to grant awards of the types described in this proposal.

Our Board is requesting that shareholders approve the amendment and restatement of the Stock and Incentive Plan which amendment and restatement was adopted by the Board on February 13, 2019, subject to shareholder approval.

General

In order to give Halliburton the flexibility to responsibly address its future equity compensation needs, Halliburton is requesting that shareholders approve the amendment and restatement which adds 25,000,000 shares to the Stock and Incentive Plan (the “Plan”).

In addition, the amendment and restatement changes the treatment of awards upon a change-in-control of Halliburton and adds an annual limit to total compensation that can be paid to Halliburton’s non-management Directors. The Plan also contains the following important features:

•	All awards under the Plan are subject to a one-year minimum vesting period, with the exception of 5% of shares available for awards;
•	The Plan contains a prohibition against “liberal share counting” or “liberal share recycling” with respect to shares available for awards under the Plan;
•	The Plan provides that all shares available for award are available for awards of incentive stock options;
•	Repricing of stock options and stock appreciation rights is prohibited unless prior shareholder approval is obtained;
•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant; and
•	The ability to automatically receive replacement stock options when a stock option is exercised with previously acquired shares of Halliburton common stock, or so-called “stock option reloading”, is not permitted.

The 25,000,000 shares to be added under the Plan pursuant to the amendment and restatement of the Plan, in combination with the remaining authorized shares and shares added back into the Plan from forfeitures, are expected to satisfy Halliburton’s equity compensation needs through the 2021 annual meeting of shareholders. This being the case, if the amendment and restatement is approved, Halliburton anticipates seeking the authorization of additional shares under the Plan in 2021.

Share Reserve (adjusted for 1997 and 2006 stock splits where applicable)
Shares authorized under the Stock and Incentive Plan	206,199,680
Shares granted (less available cancellations and shares expired) from 1993 through January 31, 2019, from the Plan(1)	198,178,879
Remaining shares available for grant as of January 31, 2019	8,020,801
Additional shares being requested under the amendment and restatement of the Plan	25,000,000
Total shares available for grant under the amended and restated Stock and Incentive Plan	33,020,801

(1)	As of January 31, 2019, Halliburton had total outstanding awards of 22,773,822 options with a weighted average exercise price of $44.20 and a weighted average life of 6.24 years and 14,209,854 full value awards.

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If the amendment and restatement of the Plan is approved by shareholders, the aggregate number of shares of Halliburton common stock that will be available for issuance under the Plan would increase to 33,020,801 shares, based on the estimates set forth above, all of which shall be available for awards of incentive stock options. Each share issued as restricted stock (or pursuant to the vesting of a stock unit or a performance share award) will count as the issuance of 1.60 shares reserved under the Plan, while each share granted as a stock option or stock appreciation right will count as the issuance of 1.0 share reserved under the Plan. If awards granted under the Plan are forfeited or terminate before being exercised, then the shares underlying those awards will again become available for awards under the Plan.

The Plan does not provide for “liberal share counting” or “liberal share recycling”. Liberal share counting or liberal share recycling refers to circumstances where shares granted and exercised may be added back to an incentive plan for future issuance, including the following situations:

•	Shares tendered or withheld in payment of an exercise price;
•	Shares tendered or withheld to satisfy tax withholding obligations;
•	Shares reacquired by an issuer with the proceeds of an option exercise price; and
•	Shares that are not issued due to a net settlement of an award.

In each of the situations above, such shares are no longer available for awards under the Plan. For example, shares withheld from an award to satisfy tax withholding obligations are no longer available for awards under the Plan, and a stock appreciation right or option will be counted in full against the number of shares available for issuance under the Plan, regardless of whether a net settlement occurs resulting in a fewer number of shares issued than are covered by the stock appreciation right or option.

The number of stock option shares or stock appreciation rights, singly or in combination, together with shares or share equivalents under performance awards granted to any individual who is an employee in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value determined as of the date of grant of any performance award not denominated in common stock granted to any individual who is an employee for any one calendar year shall not exceed $30,000,000. The amendment and restatement of the Plan provides that the value of awards (based on fair market value determined as of the date of grant) granted to a non-management Director in any single calendar year, when added to any cash or other compensation payable to such Director in the same calendar year, shall not exceed $750,000.

In the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or shares of common stock occurring after the date of the grant of an award, the Compensation Committee shall make appropriate adjustments to the number and price of shares of common stock or other consideration subject to such awards and the award limits set forth in the preceding paragraph.

The Stock and Incentive Plan

Types of Awards

The Plan provides for the grant of any or all of the following types of awards:

•	stock options, including incentive stock options and nonqualified stock options;
•	stock appreciation rights, either independent of, or in connection with, stock options;
•	restricted stock;
•	restricted stock units;
•	performance awards; and
•	stock value equivalent awards.

Term

The Plan has an indefinite term.

Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Internal Revenue Code. Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Compensation Committee. To date, only awards of nonqualified stock options, restricted stock, restricted stock units, and cash-based performance awards have been made under the Plan.

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Administration

The Board has appointed the Compensation Committee to administer the Plan. Subject to the terms of the Plan, and to any approvals and other authority as the Board may reserve to itself from time to time, the Compensation Committee, consistent with the terms of the Plan, will have authority to:

•	select the individuals to receive awards and determine the timing, form, amount or value and term of grants and awards, including providing for terms regarding the accelerated vesting of an award otherwise subject to minimum vesting provisions, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the Plan;
•	construe the Plan and prescribe rules and regulations for the administration of the Plan; and
•	make any other determinations authorized under the Plan as the Compensation Committee deems necessary or appropriate.

Eligibility

A broad group of our employees and employees of our affiliates are eligible to participate in the Plan. The selection of participants from eligible employees is within the discretion of the Compensation Committee. Non-management Directors are eligible to participate in the Plan. As of January 1, 2019, approximately 12,000 employees (including employees and executive officers) and eight non-management Directors were eligible for awards under the Plan as determined by the Compensation Committee.

Stock Options

Under the Plan, the Compensation Committee may grant awards in the form of stock options to purchase shares of common stock. The Compensation Committee will determine the number of shares subject to an option, the manner and time of the option’s exercise, and the exercise price per share of stock subject to the option. Options may not become exercisable in less than one year from the date of grant, provided that up to 5% of the shares available for grant under the Plan may be awarded without regard to the minimum one-year vesting period. The term of an option may not exceed ten years. We do not receive any consideration for granting stock options. The exercise price of a stock option will not be less than the fair market value of the common stock on the date the option is granted. Repricing of stock options and reloading of stock options are prohibited unless prior shareholder approval is obtained. The Compensation Committee will designate each option as a nonqualified or an incentive stock option.

The option exercise price may, at the discretion of the Compensation Committee, be paid by a participant in cash, shares of common stock, or a combination of cash and common stock.

Stock Appreciation Rights

The Plan also authorizes the Compensation Committee to grant stock appreciation rights either independent of, or in connection with, a stock option. The exercise price of a stock appreciation right will not be less than the fair market value of the common stock on the date the stock appreciation right is granted. If granted with a stock option, exercise of stock appreciation rights will result in the surrender of the right to purchase the shares under the option as to which the stock appreciation rights were exercised. Upon exercising a stock appreciation right, the holder receives for each share for which the stock appreciation right is exercised, an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise.

Payment of that amount may be made in shares of common stock, cash, or a combination of cash and common stock, as determined by the Compensation Committee. Stock appreciation rights may not become exercisable in less than one year from the date of grant, provided that up to 5% of the shares available for grant under the Plan may be awarded without regard to the minimum one-year vesting period. The term of a stock appreciation right grant may not exceed ten years. Repricing of stock appreciation rights and reloading of stock appreciation rights are prohibited unless prior shareholder approval is obtained. We do not receive any consideration for granting stock appreciation rights.

Restricted Stock

The Plan provides that shares of common stock subject to specific restrictions may be awarded to eligible individuals as determined by the Compensation Committee. The Compensation Committee will determine the nature and extent of the restrictions on the shares, the duration of the restrictions, and any circumstance under which restricted shares will be forfeited. The restriction period may not be less than one year from the date of grant, provided that up to 5% of the shares available for grant under the Plan may be awarded without regard to the minimum one-year vesting period. During the period of restriction, recipients will have the right to receive dividends and the right to vote the shares.

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Restricted Stock Units

The Plan authorizes the Compensation Committee to grant restricted stock units. A restricted stock unit is a unit evidencing the right to receive one share of common stock or an equivalent cash value equal to the fair market value of a share of common stock. The Compensation Committee will determine the nature and extent of the restrictions on the restricted stock units, the duration of the restrictions, and any circumstance under which restricted stock units will be forfeited. The restriction period may not be less than one year from the date of grant, provided that up to 5% of the shares available for grant under the Plan may be awarded without regard to the minimum one-year vesting period. The Compensation Committee may provide for the payment of dividend equivalents during the period of restriction, but recipients will not have the right to receive actual dividends or to vote the shares underlying the restricted stock units.

Performance Awards

The Plan permits the Compensation Committee to grant performance awards to eligible individuals. Performance awards are awards that are contingent, in whole or in part, on the achievement of one or more performance measures. Performance  awards may be settled in cash or stock, as determined by the Compensation Committee. The number of shares or share equivalents under performance awards, singly or in combination, together with the number of stock option shares or stock appreciation rights, granted to any individual in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value (determined as of the date of grant) of any performance award that is not denominated in stock granted to any one participant in a calendar year may not exceed $30,000,000. The vesting period of a performance award may not be less than one year from the date of grant, provided that up to 5% of the shares available for grant under the Stock and Incentive Plan may be awarded without regard to the minimum one-year vesting period.

The performance criteria that may be used by the Compensation Committee in granting performance awards consist of objective tests based on the following:

•	earnings
•	cash flow
•	customer satisfaction
•	revenues
•	financial return ratios
•	profit return and margins
•	market share
•	working capital
•	cash value added performance
•	return on capital
•	shareholder return and/or value
•	operating profits (including EBITDA)
•	net profits
•	earnings per share
•	stock price
•	cost reduction goals
•	debt to capital ratio
•	any other criteria as determined by the Compensation Committee.

The Compensation Committee may select one criterion or multiple criteria for measuring performance. The measurement may be based on our overall corporate performance, based on subsidiary or business unit performance, or based on comparative performance with other companies or other external measures of selected performance criteria. The Compensation Committee will also determine the length of time over which performance will be measured and the effect of a recipient’s death, disability, retirement, or other termination of service during the performance period.

Stock Value Equivalent Awards

The Plan permits the Compensation Committee to grant stock value equivalent awards to eligible individuals. Stock value equivalent awards are rights to receive the fair market value of a specified number of shares of common stock, or the appreciation in the fair market value of the shares, over a specified period of time, pursuant to a vesting schedule, all as determined by the Compensation Committee. Stock value equivalent awards may not vest earlier than one year from the date of grant, provided that up to 5% of the shares available for grant under the Plan may be awarded without regard to the minimum one-year vesting period. Payment of the vested portion of a stock value equivalent award shall be made in cash, based on the fair market value of the common stock on the payment date. The Compensation Committee will also determine the effect of a recipient’s death, disability, retirement, or other termination of service during the applicable period.

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Amendment

The Plan provides that the Board may at any time terminate or amend the Plan. However, the Board may not, without approval of the shareholders, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that:

•	materially increases the benefits accruing to a Holder under the Plan;
•	materially increases the aggregate number of securities that may be issued under the Plan;
•	materially modifies the requirements as to eligibility for participation in the Plan; or
•	changes the types of awards available under the Plan.

No amendment or termination of the Plan shall, without the consent of the optionee or participant, alter or impair rights under any options or other awards previously granted.

The summary of the Plan provided above is a summary of the principal features of the Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by references to the full text of the Plan. A copy of the Plan can be found in Appendix A to this proxy statement.

Change-in-Control

Prior to the amendment and restatement of the Plan, awards would automatically vest upon the occurrence of a corporate change. Under the amended and restated Plan, awards are subject to double-trigger vesting, such that, if a participant experiences an involuntary termination without cause, a termination due to death or disability, a termination for good reason (or similar constructive termination event upon which a severance benefit is payable), as provided for in a holder’s employment agreement, if applicable, or another termination event as defined in an award document within the period beginning on the date of the public announcement of a transaction that, if consummated, would constitute a corporate change and ending on the date that is the earlier of the announcement of the termination of the proposed transaction or two years after the consummation of the transaction, the following will occur automatically:

•	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable for the full term thereof;
•	any restrictions on restricted stock awards or restricted stock unit awards shall immediately lapse;
•	all performance measures upon which an outstanding performance award is contingent shall be deemed achieved and the holder shall receive a payment equal to the target amount of the award he or she would have been entitled to receive; and
•	any outstanding cash awards, including stock value equivalent awards, shall immediately vest and be paid based on the vested value of the award.

Plan Benefits

All awards to directors, executive officers, and employees are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Plan, as amended and restated, are not determinable at this time.

Federal Income Tax Treatment

The following summarizes the current U.S. federal income tax consequences generally arising for awards under the Plan.

A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise, but in some circumstances may be subject to an alternative minimum tax as a result of the exercise. Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, we will not be entitled to any deduction for federal income tax purposes. If the participant fails to hold the shares for that period, the disposal is treated as a disqualifying disposition. The gain on the disposition is ordinary income to the participant to the extent of the difference between the option price and the fair market value on the exercise date. Any excess is long-term or short-term capital gain, depending on the holding period. Under these circumstances, we will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes in a disqualifying disposition.

A participant who is granted a nonqualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise. The income equals the difference between the exercise price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding tax deduction for the same amount.

The grant of a stock appreciation right will produce no U.S. federal tax consequences for the participant or us. The exercise of a stock appreciation right results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to us.

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A participant who has been granted an award of restricted shares of common stock or an award of restricted stock units will not realize taxable income at the time of the grant. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares or cash received at that time over the amount, if any, paid for the shares. We will be entitled to a corresponding tax deduction. Dividends on restricted stock and dividend equivalents, if any, on restricted stock units paid to the participant during the restriction period will also be compensation income to the participant and will be deductible as compensation expense by us.

A participant who has been granted a performance award will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and we will be entitled to a corresponding tax deduction.

The grant of a stock value equivalent award produces no U.S. federal income tax consequences for the participant or us. The payment of a stock value equivalent award results in taxable income to the participant equal to the amount of the payment received, valued with reference to the fair market value of the common stock on the payment date. We are entitled to a corresponding tax deduction for the same amount.

We may deduct any taxes required by law to be withheld in connection with any award.

Section 409A of the Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals, or (iii) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with Section 409A may result in the early taxation (plus interest) to the holder of deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a change-in-control, an unforeseen emergency (other than death), each as defined under Section 409A, or at a specified time. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout, other than for the reasons specified above, may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Based on current guidance, we expect that we will be able to structure future awards in a manner that complies with Section 409A.

General/Vote Required

The closing price of our common stock on March 18, 2019, as traded on the NYSE, was $28.87 per share.

The affirmative vote of the holders of a majority of the shares of Halliburton’s common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE HALLIBURTON COMPANY STOCK AND INCENTIVE PLAN.

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Additional Information

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any of our Directors, executive officers, or any associate of any of our Directors or executive officers is a party adverse to us or has a material interest adverse to us.

Advance Notice Procedures

Under our By-laws, no business, including nominations of a person for election as a Director, may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a shareholder who meets the requirements specified in our By-laws and has delivered notice to us (containing the information specified in the By-laws). To be timely, a shareholder’s notice for matters to be brought before the Annual Meeting of Shareholders in 2020 must be delivered to or mailed and received at our principal executive office, 3000 N. Sam Houston Parkway East, Administration Building, Houston, TX 77032, not less than 90 days nor more than 120 days prior to the anniversary date of the 2019 Annual Meeting of Shareholders, or no later than February 15, 2020, and no earlier than January 16, 2020. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement. This advance notice requirement does not preclude discussion by any shareholder of any business properly brought before the Annual Meeting in accordance with these procedures.

Proxy Solicitation Costs

We are soliciting the proxies accompanying this proxy statement and we will bear the cost of soliciting those proxies. We have retained Innisfree M&A Incorporated to aid in the solicitation of proxies. For these services, we will pay Innisfree a fee of $17,500 and reimburse it for out-of-pocket disbursements and expenses. Our officers and employees may solicit proxies personally and by telephone or other electronic communications with some shareholders if proxies are not received promptly. We will, upon request, reimburse banks, brokers, and others for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners of our stock.

Shareholder Proposals for the 2020 Annual Meeting

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Shareholders in 2020 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at 3000 N. Sam Houston Parkway East, Administration Building, Houston, TX 77032, no later than December 4, 2019. The 2020 Annual Meeting will be held on May 19, 2020.

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Other Matters

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters should properly come before the Annual Meeting for action by shareholders, it is intended that proxies will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

By Authority of the Board of Directors,

Robb L. Voyles

Executive Vice President, Secretary and General Counsel

April 2, 2019

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Appendix A

Halliburton Company Stock and Incentive Plan

As Amended and Restated _______, 2019

I.	Purpose

The purpose of the Halliburton Company Stock and Incentive Plan (the “Plan”) is to provide a means whereby Halliburton Company, a Delaware corporation (the “Company”), and its Subsidiaries may attract, motivate and retain highly competent employees and to provide a means whereby selected employees can acquire and maintain stock ownership and receive cash awards, thereby strengthening their concern for the long-term welfare of the Company. The Plan is also intended to provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. A further purpose of the Plan is to allow awards under the Plan to non-management Directors in order to enhance the Company’s ability to attract and retain highly qualified Directors. Accordingly, the Plan provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or non-management Director as provided herein. The Plan was established February 18, 1993 as the Halliburton Company 1993 Stock and Incentive Plan, has been amended from time to time thereafter. The Plan as amended and restated herein was adopted by the Board on February 13, 2019, subject to approval by the Company’s stockholders, and will become effective as of the date of such approval.

II.	Definitions

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)	“Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award.

(b)	“Award Document” means the relevant award agreement or other document containing the terms and conditions of an Award.

(c)	“Beneficial Owners” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d)	“Board” means the Board of Directors of Halliburton Company.

(e)	“Cause” shall have the meaning set forth in the Participant’s Employment Agreement, or, if there is no Employment Agreement or the Employment Agreement does not define “Cause,” “Cause” shall have the meaning set forth in an Award Document, or, if the Award Document does not define “Cause”, “Cause” shall mean:

(i)	conduct involving fraud or misuse of the funds or other property of the Company; or

(ii)	gross negligence or willful misconduct in the performance of duties; or

(iii)	indictment of a felony, or a misdemeanor involving moral turpitude; or

(iv)	material violation of Company policy, including the Company’s Code of Business Conduct.

(f)	“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g)	“Committee” means the committee selected by the Board to administer the Plan in accordance with Paragraph (a) of Article IV of the Plan.

(h)	“Common Stock” means the Common Stock, par value $2.50 per share, of the Company.

(i)	“Company” means Halliburton Company, a Delaware corporation.

(j)	“Corporate Change” shall conclusively be deemed to have occurred on a Corporate Change Effective Date if an event set forth in any one of the following paragraphs shall have occurred:

(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were

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Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets, other than a sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Corporate Change” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(k)	“Corporate Change Effective Date” shall mean:

(i)	the first date that the direct or indirect ownership of 20% or more combined voting power of the Company’s outstanding securities results in a Corporate Change as described in clause (i) of such definition above; or

(ii)	the date of the election of Directors that results in a Corporate Change as described in clause (ii) of such definition; or

(iii)	the date of the merger or consideration that results in a Corporate Change as described in clause (iii) of such definition; or

(iv)	the date of stockholder approval that results in a Corporate Change as described in clause (iv) of such definition.

(l)	“Employment Agreement” shall mean a written and active executive agreement between the Company, Halliburton Energy Services, Inc. or Halliburton Worldwide Resources, LLC and a Participant who is an officer, addressing the terms and conditions of the Participant’s employment, and shall include such agreements pertaining to at-will employment.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Fair Market Value” means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported or, in the sole discretion of the Committee for purposes of determining the Fair Market Value of the Common Stock at the time of exercise of an Option or a Stock Appreciation Right, such Fair Market Value shall be the prevailing price of the Common Stock as of the time of exercise. If the Common Stock is not then listed or quoted on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(o)	“Holder” means an employee or non-management Director of the Company who has been granted an Award.

(p)	“Immediate Family” means, with respect to a particular Holder, the Holder’s spouse, parent, brother, sister, children and grandchildren (including adopted and step children and grandchildren).

(q)	“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(r)	“Minimum Criteria” means a Restriction Period that is not less than one (1) year from the date of grant of an Option, a Stock Appreciation Right, a Restricted Stock Award, Restricted Stock Unit Award, a Performance Award or a Stock Equivalent Award, such that the first time-based vesting event will occur no sooner than the first anniversary of the date of grant.

(s)	“Minimum Criteria Exception” means that 5% of the total number of shares available for Awards under the Plan may have a Restriction Period that is less than the Minimum Criteria.

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(t)	“non-management Director” means a member of the Board who is not an employee or former employee of the Company or its Subsidiaries.

(u)	“Option” means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

(v)	“Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(w)	“Optionee” means a Holder who has been granted an Option.

(x)	“Parent Corporation” shall have the meaning set forth in Section 424(e) of the Code.

(y)	“Performance Award” means an Award granted under Article XI of the Plan.

(z)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(aa)	“Plan” means the Halliburton Company Stock and Incentive Plan, as amended and restated.

(bb)	“Protected Period” means the period beginning on the date of the public announcement of a transaction that, if consummated, would result in a Corporate Change and ending on the date that is the earlier of (i) the announcement of the termination of the proposed transaction or (ii) two years after the Corporate Change Effective Date.

(cc)	“Qualifying Termination” means, with respect to an Award granted on or after February 13, 2019, a Holder’s termination of service during a Protected Period due to involuntary termination without Cause, death, disability, Good Reason (as defined in an Employment Agreement, or a similar constructive termination event, in each case, only if a severance benefit is payable upon termination of employment due to such event pursuant to an Employment Agreement) or other event as specified in the Holder’s Award Document.

(dd)	“Restricted Stock Award” means an Award granted under Article IX of the Plan.

(ee)	“Restricted Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(ff)	“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or an equivalent value equal to the Fair Market Value of a share of Common Stock (as determined by the Committee) that is restricted or subject to forfeiture provisions.

(gg)	“Restricted Stock Unit Award” means an Award granted under Article X of the Plan.

(hh)	“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.

(ii)	“Restriction Period” means a period of time beginning as of the date upon which an Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or a Stock Value Equivalent Award is made pursuant to the Plan and ending as of the date upon which all or a portion of the Option or Stock Appreciation Right becomes exercisable or the Common Stock or cash subject to a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or a Stock Value Equivalent Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions, but shall not include restrictions associated with deferral of vested Awards.

(jj)	“Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(kk)	“Stock Appreciation Right” means an Award granted under Article VIII of the Plan.

(ll)	“Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(mm)	“Stock Value Equivalent Award” means an Award granted under Article XII of the Plan.

(nn)	“Subsidiary” means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 20% equity interest, except that with respect to the issuance of Incentive Stock Options the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Section 424(f) of the Code.

(oo)	“Successor Holder” shall have the meaning given such term in Paragraph (f) of Article XV.

III.	Effective Date and Duration of the Plan

The Plan as amended and restated herein was adopted by the Board on February 13, 2019, is subject to approval by the Company’s stockholders and will become effective as of the date of such approval. Subject to the provisions of Article XIII, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards and Restricted Stock Unit Awards have lapsed and all Performance Awards and Stock Value Equivalent Awards have been satisfied.

IV.	Administration

(a)	Composition of Committee: The Plan shall be administered by a Committee of Directors of the Company which shall be appointed by the Board.

(b)	Powers: The Committee shall have authority, in its discretion, to determine which eligible individuals shall receive an Award, the time or times when such Award shall be made,

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whether an Incentive Stock Option, nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right, Restricted Stock Award and Restricted Stock Unit Award, and the value of each Performance Award and Stock Value Equivalent Award. The Committee shall have the authority, in its discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Plan. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their responsibility level, their present and potential contribution to the Company’s success and such other factors as the Committee in its discretion shall deem relevant. Notwithstanding any provision of the Plan to the contrary, the Committee may provide for the acceleration of vesting or exercisability of an Award upon a Corporate Change, upon a termination of employment or service by reason of death, disability, retirement or otherwise or for any other reason.

(c)	Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Documents executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Document relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Award into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(d)	Delegation of Authority. The Committee may delegate some or all of its power to the Chief Executive Officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person and any delegation of the power to grant Awards shall be permitted by applicable law.

(e)	Engagement of an Agent. The Company may, in its discretion, engage an agent to (i) maintain records of Awards and Holders’ holdings under the Plan, (ii) execute sales transactions in shares of Common Stock at the direction of Holders, (iii) deliver sales proceeds as directed by Holders, and (iv) hold shares of Common Stock owned without restriction by Holders, including shares of Common Stock previously obtained through the Plan that are transferred to the agent by Holders at their discretion. Except to the extent otherwise agreed by the Company and the agent, when an individual loses his or her status as an employee or non-management Director of the Company, the agent shall have no obligation to provide any further services to such person and the shares of Common Stock previously held by the agent under the Plan may be distributed to the person or his or her legal representative.

V.	Grant of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Stock Value Equivalent Awards; Shares Subject to the Plan

(a)	Award Limits. The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 33,020,801 shares, all of which shall be available for Awards of Incentive Stock Options. Shares issued as Restricted Stock Awards, Restricted Stock Unit Awards or pursuant to Performance Awards will count against the shares available for issuance under the Plan as 1.60 shares for every 1 share issued in connection with the Award. Notwithstanding anything contained herein to the contrary, the number of Option shares or Stock Appreciation Rights, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder who is an employee in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value determined as of the date of grant of any Performance Award not denominated in Common Stock granted to any Holder who is an employee in any one calendar year shall not exceed $30,000,000. The fair market value, determined as of the date of grant, of Awards granted to a Holder who is a non-management Director in any one calendar year, when added to any cash or other compensation payable to such a Holder in such calendar year, shall not exceed $750,000. Any shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. If Awards are forfeited or are terminated for any other reason before being exercised or settled, then the shares underlying such Awards shall again become available for Awards under the Plan. Notwithstanding the foregoing, the following shares shall not become available for Awards under the Plan: (i) shares tendered by an Optionee or withheld by the Company for payment of an option price, (ii) shares tendered by a Holder or withheld by the Company to satisfy the Company’s tax withholding obligation in connection with an Award, (iii) shares reacquired in the open market or otherwise using cash proceeds from the exercise of Options, and (iv) shares that are not issued to a Holder due to a net settlement of an Award. For purposes of clarity, Stock Appreciation Rights

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and Options shall be counted in full against the number of shares available for issuance under the Plan, regardless of the number of shares issued upon settlement of the Stock Appreciation Rights and Options. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Options then outstanding. The 1,000,000-share limit on Holders who are employees with respect to Stock Options and Stock Appreciation Rights Awards, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder who is an employee in any calendar year shall be subject to adjustment in the same manner as provided in Article XIII. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

(b)	Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company.

VI.	Eligibility

Only employees of the Company or any Parent Corporation or Subsidiary of the Company and non-management Directors shall be eligible for Awards under the Plan as determined by the Committee in its sole discretion. Each Award shall be evidenced in such manner and form as may be prescribed by the Committee.

VII.	Stock Options

(a)	Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price.

(b)	Restriction Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to an Option; provided, however, that such Restriction Period shall not be less than the Minimum Criteria. Notwithstanding the foregoing, Awards of Options may utilize the Minimum Criteria Exception.

(c)	Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of an Option exceed ten (10) years.

(d)	Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(e)	Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted.

(f)	Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

(g)	Repricing Prohibited. Except for adjustments pursuant to Article XIII, the purchase price of Common Stock for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower purchase price, cash or a new Award unless there is prior approval by the Company stockholders. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited unless there is prior approval by the Company stockholders.

VIII.	Stock Appreciation Rights

(a)	Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock as determined by the Committee in its sole discretion.

(b)	Restriction Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to a Stock Appreciation Right; provided, however, that such Restriction Period shall not be less than the Minimum Criteria. Notwithstanding the foregoing, Awards of Stock Appreciation Rights may utilize the Minimum Criteria Exception.

(c)	Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price shall not be less than the Fair Market Value of a

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share of Common Stock on the date the Stock Appreciation Right is granted.

(d)	Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of a Stock Appreciation Right exceed ten (10) years.

(e)	Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(f)	Repricing Prohibited. Except for adjustments pursuant to Article XIII, the exercise price of a Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a new Stock Appreciation Right with a lower exercise price, cash or a new Award unless there is prior approval by the Company stockholders. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited unless there is prior approval by the Company stockholders.

IX.	Restricted Stock Awards

(a)	Restriction Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to Restricted Stock Awards; provided, however, that such Restriction Period shall not be less than the Minimum Criteria. Notwithstanding the foregoing, Restricted Stock Awards may utilize the Minimum Criteria Exception.

(b)	Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards as shall be set forth in a Restricted Stock Award Agreement.

(c)	Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d)	Miscellaneous. Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

X.	Restricted Stock Unit Awards

(a)	Restriction Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to Restricted Stock Unit Awards; provided, however, that such Restriction Period shall not be less than the Minimum Criteria. Notwithstanding the foregoing, Restricted Stock Unit Awards may utilize the Minimum Criteria Exception.

(b)	Other Terms and Conditions. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Unit Award as shall be set forth in a Restricted Stock Unit Award Agreement. Cash dividend equivalents may be converted into additional Restricted Stock Units or may be paid during, or may be accumulated and paid at the end of, the Restriction Period with respect to a Restricted Stock Unit Award, as determined by the Committee. The Committee, in its sole discretion, may provide for the deferral of a Restricted Stock Unit Award.

(c)	Payment for Restricted Stock Unit. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Unit Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d)	Restricted Stock Units in Substitution for Units Granted by Other Corporations. Restricted Stock Unit Awards may be granted under the Plan from time to time in substitution for restricted stock units held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

XI.	Performance Awards

(a)	Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award of the Holder shall be measured

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and a Restriction Period; provided, however, that such Restriction Period shall not be less than the Minimum Criteria. Notwithstanding the foregoing, Performance Awards may utilize the Minimum Criteria Exception.

(b)	Performance Awards. Each Performance Award may have a maximum value established by the Committee at the time of such Award.

(c)	Performance Measures. A Performance Award granted under the Plan shall be awarded contingent, in whole or in part, upon the achievement of one or more performance measures. The performance criteria for Performance Awards shall consist of objective tests based on the following: earnings, cash flow, return on capital, cash value added performance, stockholder return and/or value, revenues, operating profits (including EBITDA), net profits, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit return and margins, market share, working capital, customer satisfaction and any other criteria as determined by the Committee. The Committee may select one criterion or multiple criteria for measuring performance. Performance criteria may be measured on corporate, subsidiary or business unit performance, or on a combination thereof. Further, the performance criteria may be based on comparative performance with other companies or other external measure of the selected performance criteria.

(d)	Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock on the payment date.

(e)	Termination of Service. The Committee shall determine the effect of termination of service during the performance period on a Holder’s Performance Award.

XII.	Stock Value Equivalent Awards

(a)	Stock Value Equivalent Awards. Stock Value Equivalent Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which is subject to a Restriction Period as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Stock Value Equivalent Award may have a maximum value established by the Committee at the time of such Award.

(b)	Award Period. The Committee shall establish the Restriction Period applicable to Stock Value Equivalent Awards; provided, however, that such Restriction Period shall not be less than the Minimum Criteria. Notwithstanding the foregoing, Stock Value Equivalent Awards may utilize the Minimum Criteria Exception.

(c)	Payment. Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined vesting period with respect to a Stock Value Equivalent Award, as determined by the Committee.

(d)	Termination of Service. The Committee shall determine the effect of termination of service during the applicable vesting period on a Holder’s Stock Value Equivalent Award.

XIII.	Recapitalization or Reorganization

(a)	Except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of Common Stock occurring after the date of the grant of an Award, the Committee shall, in its discretion, make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Awards as the Committee shall deem appropriate in order to prevent dilution or enlargement of rights of the Holders.

(b)	The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(c)	The shares with respect to which Options, Stock Appreciation Rights or Restricted Stock Units may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option, Stock Appreciation Rights or Restricted Stock Unit Award, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with

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respect to which such Award relates or may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and, as applicable, the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and, as applicable, the purchase price per share shall be proportionately increased.

(d)	If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option or Stock Appreciation Right or payment in settlement of a Restricted Stock Unit Award theretofore granted, the Holder shall be entitled to purchase or receive, as applicable, under such Award, in lieu of the number of shares of Common Stock as to which such Award relates or shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

(e)	Notwithstanding any provisions of the Plan to the contrary, in the event of an employee Holder’s Qualifying Termination, unless an Award Document otherwise provides, as of the date of such Holder’s termination of service (i) any outstanding Options and Stock Appreciation Rights shall become immediately vested and fully exercisable for the full term thereof, (ii) any restrictions on Restricted Stock Awards or Restricted Stock Unit Awards shall immediately lapse, (iii) all performance measures upon which an outstanding Performance Award is contingent shall be deemed achieved and the Holder shall receive a payment equal to the target amount of the Award he or she would have been entitled to receive, without proration, and (iv) any outstanding cash Awards including Stock Value Equivalent Awards shall immediately vest and be paid based on the vested value of the Award.

(f)	Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted, the purchase price per share of Common Stock subject to Options or the calculation of the Spread with respect to Stock Appreciation Rights.

(g)	Notwithstanding the foregoing, the provisions of this Article XIII shall be administered in accordance with Section 409A of the Code, and settlement of Awards under Section 13(e) will be delayed until the scheduled payment or vesting date to the extent required to comply with Section 409A of the Code or to avoid the taxes imposed thereunder.

XIV.	Amendment or Termination of the Plan

The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Holder under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, or (d) changes the types of awards available under the Plan.

XV.	Other

(a)	No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee or a non-management Director any right to be granted an Option, a Stock Appreciation Right, a right to a Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award or any other rights hereunder except as may be evidenced by an Award or by an Option or Stock Appreciation Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)	No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall:

(i)	confer upon any employee any right to continuation of employment with the Company or any Subsidiary; or
(ii)	interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.

(c)	No Rights to Serve as a Director Conferred. Nothing contained in the Plan or in any Award made hereunder shall confer upon any Director any right to continue their position as a Director of the Company.

(d)	Other Laws; Withholding. The Company shall not be obligated to issue any shares of Common Stock pursuant to any Award at any time, when the offering of the shares of Common Stock covered by such Award has not been registered under the U.S. Securities Act of 1933, as amended (the “Act”) or such other country, U.S. federal or state laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration. The Company intends to use reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon vesting of an Award, the Participant, if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure

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compliance with applicable securities laws. By accepting an Award, the Participant agrees that the shares of Common Stock which the Participant may acquire upon vesting of an Award will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable U.S. federal, state or non-U.S. securities laws. Furthermore, the Participant also agrees (i) that the Company may refuse to register the transfer of the shares of Common Stock acquired under an Award on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel to the Company constitute a violation of any applicable securities law, and (ii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock acquired under the Plan. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company’s withholding obligation, subject to such restrictions as the Committee deems appropriate.

(e)	No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Holder, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f)	Restrictions on Transfer. No Award may be sold, assigned, pledged, exchanged, hypothecated, encumbered, disposed of, or otherwise transferred, except by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or similar order. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Award or of such rights contrary to the provisions of an Award Document or in the Plan, the Award and such rights shall immediately become null and void. The Committee may prescribe and include in the respective Award Documents hereunder other restrictions on transfer. Upon a Holder’s death, the Holder’s personal representative or other person entitled to succeed to the rights of the Holder (the “Successor Holder”) may exercise such rights as are provided under the applicable Award Document. A Successor Holder must furnish proof satisfactory to the Company of his or her rights to exercise the Award under the Holder’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Awards (other than Incentive Stock Options) which may be transferred by the Holder for no consideration to or for the benefit of the Holder’s Immediate Family, to a trust solely for the benefit of the Holder and his Immediate Family, or to a partnership or limited liability company in which the Holder and members of his Immediate Family have at least 99% of the equity, profit and loss interest, in which case the Award Document shall so state. A transfer of an Award pursuant to this Paragraph (f) shall be subject to such rules and procedures as the Committee may establish. In the event an Award is transferred as contemplated in this Paragraph (f), such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant written instrument for the Award and the transferee shall be entitled to the same rights as the Holder under Articles XIII and XIV hereof as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Holder, following which the Awards shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award Document. The Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Award Agreement, Restricted Stock Unit Award Agreement or other Award Document shall specify the effect of the death of the Holder on the Award.

(g)	Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

(h)	Foreign Awardees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.

(i)	Clawback or Recoupment. Notwithstanding any other provisions in this Plan, any Award shall be subject to clawback, recovery or recoupment by the Company under any clawback or recoupment policy adopted by the Company, whether before or after the date of grant of the Award.

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Directions to the Halliburton Annual Meeting of Shareholders

The Halliburton North Belt Facility is located on the North Sam Houston Parkway (Beltway 8 Tollway) south feeder between Aldine Westfield and JFK Boulevard.

3000 N. Sam Houston Parkway East
Houston, Texas 77032
281-871-4000

From I-45	From I-69 / US 59 and IAH
• Take the Sam Houston Parkway East • Exit JFK Blvd	• Take the Sam Houston Parkway West • Exit Aldine Westfield • “U-Turn” at Aldine Westfield and proceed east on the Sam Houston Parkway feeder

The main entrance to the North Belt facility will be on your right, about halfway between Aldine Westfield and JFK Blvd.

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HALLIBURTON

HALLIBURTON COMPANY
3000 N. SAM HOUSTON PARKWAY EAST
HOUSTON, TEXAS 77032

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E62272-P19620 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HALLIBURTON COMPANY

The Board of Directors recommends you vote FOR the nominees listed in Proposal 1, and FOR Proposals 2, 3, and 4.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Abdulaziz F. Al Khayyal	☐	☐	☐
1b. William E. Albrecht	☐	☐	☐
1c. M. Katherine Banks	☐	☐	☐
1d. Alan M. Bennett	☐	☐	☐
1e. Milton Carroll	☐	☐	☐
1f. Nance K. Dicciani	☐	☐	☐
1g. Murry S. Gerber	☐	☐	☐
1h. Patricia Hemingway Hall	☐	☐	☐
1i. Robert A. Malone	☐	☐	☐
1j. Jeffrey A. Miller	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of Selection of Principal Independent Public Accountants.	☐	☐	☐
3. Advisory Approval of Executive Compensation.	☐	☐	☐
4. Proposal to Amend and Restate the Halliburton Company Stock and Incentive Plan.	☐	☐	☐

NOTE: IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and the 2018 Annual Report on Form 10-K are available at www.proxyvote.com.

E62273-P19620

PROXY FOR 2019 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints J. A. Miller and R. L. Voyles, and any of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Halliburton Company to be held at 3000 N. Sam Houston Parkway East, Life Center - Auditorium, Houston, Texas 77032, on Wednesday, May 15, 2019, on the reverse matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated April 2, 2019, is acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. In the absence of such direction, the proxy will be voted FOR the nominees listed in Proposal 1, and FOR Proposals 2, 3, and 4.

Continued and to be signed on reverse side